As submitted to the Securities and Exchange Commission on June 17, 2021

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated June 15, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

QUANTA, INC.

100,000,000 Shares of Common Stock

632 S Glenwood Pl,

Glendale, CA 91506

(818) 659-8052

www.buyquanta.com

Offering Total: $5,000,000

Up to a Maximum of 100,000,000 Shares

Offering Price fixed at $.05 per Share

We are offering (the “Offering”) up to 100,000,000 (the “Maximum Offering”) shares (the “Shares”) of our Common Stock, par value $0.001 per share (the “Common Stock”) on a “best efforts” basis at a fixed offering price of $0.05 per share. The minimum purchase requirement per investor is $1,000 (20,000 shares); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. See “Securities Being Offered” beginning on page 30.

Investing in our Common Stock involves a high degree of risk. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” starting on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

Our Common Stock currently trades on the OTC Market’s Pinks under the symbol “QNTA” and the closing price of our common stock on June 9, 2021 was $0.0629. Our common stock currently trades on a sporadic and limited basis. Our Board of Directors used its business judgment in setting the $0.05 purchase price per share to the Company as consideration for the stock to be issued in this offering. The purchase price per share bears no relationship to our book value or any other measure of our current value or worth.

We expect to commence the sale of the Shares as soon as practicable after the Registration Statement of which this Prospectus is a part (the “Registration Statement”) is declared effective by the United States Securities and Exchange Commission (the “SEC”). The Offering will terminate on the earlier of (i) 365 days after the Registration Statement is declared effective by the SEC, (ii) the date on which the Maximum Offering is sold, or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”).

There is no minimum offering amount that we must sell before we close. We have made no arrangements to place subscription proceeds in escrow, trust or a similar account, which means that we have the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds to Issuer” section of this offering. We will hold closings, from time to time until the Termination Date, upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. Subscriptions made by investors pursuant to subscription agreements in this Offering are irrevocable.

Our Common Stock is traded in the OTC Markets Pink Open Market under the stock symbol “QNTA.”

Securities Offered by the Company	Price Per Share to Public	Total Number of Shares Being Offered	Broker Dealer discount and commissions (1)	Proceeds to issuer (2)
Per Share of Common Stock	$0.05	1	$0	$0.05
Total Maximum	$5,000,000	100,000,000	$0	$5,000,000

(1)	We do not intend to offer the Offered Shares through broker-dealers.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $50,000. See “Plan of Distribution.”

(3)	The minimum investment amount for each subscription is 20,000 shares or $1,000. The Offering may be made, in management’s discretion, directly to investors by the management of the Company on a “best efforts” basis. We do not intend to use commissioned sales agents or underwriters; however, we reserve the right to offer the Shares through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). We may be required to retain a broker-dealer or register as an issuer-dealer and/or agent under the blue sky laws of certain states in order to make offers to sell our Shares in those states. There can be no guarantee that we will be approved as an issuer-dealer and/or agent in any or all of the states which we determine require such registration. If we do not engage a broker-dealer or register as an issuer-dealer and/or agent in the foregoing states, we will not offer and sell the Shares in such states.

(4)	The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, estimated to be $50,000. No proceeds of the Offering will be provided to other persons, except as set forth herein.

(5)	The Shares are being offered pursuant to the Securities Act of 1933. The Company is following the Form S-1 disclosure requirements for smaller reporting companies. We have the option in our sole discretion to accept less than the minimum investment.

Our Board of Directors used its business judgment in setting a price of $.05 per Common Share as the consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and to non-natural persons. Before you make any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this Offering Circular, unless the context indicates otherwise, references to “Quanta, Inc.”, “Quanta”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Quanta, Inc.

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell the Offered Shares. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update, or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular, and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

We will be permitted to make a determination that the purchasers of Common Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act. For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Preferred Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Preferred Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Preferred Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business, which depends on our success in marketing our products;

●	Our dependence upon external sources of capital;

●	Our ambition to compete against entities in our industry whose capital resources are exponentially greater than our own;

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future results. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Shares. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

We are an applied science company founded in 2016, focusing on increasing energy levels in plant matter to increase performance within the human body. Our proprietary technology uses quantum mechanics to increase bio-activity of targeted molecules to enhance the desired effects. We specialize in potentiating rare naturally occurring elements to create impactful and sustainable healing solutions that we believe will one day be as powerful and predictable as pharmaceutical drugs. We offer our technology as a platform, making it accessible to existing high-quality product makers with existing distribution channels, as well as consumer products. Our mission is to power as many impactful, high-performing and wholly organic solutions as possible through product lines and a series of licensing and distribution partnerships.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors

Trading Market

Our Common Stock is quoted on OTC Market Pink Open Market Sheets under the symbol QNTA.

Website

We maintain websites at www.buyquanta.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website as a part of this Offering Circular.

THE OFFERING

Issuer:	Quanta, Inc., a Nevada corporation.

Securities offered:

A maximum of 100,000,000 shares of our common stock, $0.001 par value (“Common Shares”) at an offering price 0f $.05 per share. The offering price will remain fixed for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering:	There were 180,190,894 Common Shares issued and outstanding as of the date for this Offering Circular

Number of shares of Common Stock to be outstanding after the offering:	280,190,894 if the maximum amount of Offered Shares are sold.

Price per share:	$.05 per share.

Maximum offering amount:	100,000,000 Common Shares at $0.05 per share, with a maximum total offering amount of $5,000,000 (See “Plan of Distribution”).

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market tier under the symbol “QNTA.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,950,000. We will use these net proceeds for research and development, marketing, working capital and other general corporate purposes.

Risk factors:	Investing in our Common Shares involves a high degree of risk. See “Risk Factors.”

Termination	This Offering will terminate on the earlier of the anniversary of the day the Offering is qualified (subject to extension for up to thirty (30) days,) the date on which the maximum offering amount is sold, or the date on which the Company terminates the Offering (such earlier date, the “Termination Date”).

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RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risks described below together with all of the other information contained in this Offering Circular, including the financial statements and the related notes, before deciding whether to purchase any of the Offered Shares. If any of the following risks is realized, our business, financial condition or operating results could materially suffer. In that event, the trading price of our common stock could decline and you may lose all or part of your investment.

I. RISKS ATTENDANT TO OUR BUSINESS PLAN

 We will require additional financing to support our on-going operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions. A number of factors could cause us to incur higher borrowing costs and experience greater difficulty accessing public and private markets for debt. These factors include disruptions or declines in the global capital markets and/or a decline in our financial performance, outlook, or credit ratings. There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund on-going operations, capital expenditures or acquisitions may adversely affect our ability to fund our operations, meet contractual commitments, make future investments or desirable acquisitions, or respond to competitive challenges and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Stock. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

There is substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

We have yet to establish any history of profitable operations. For the three months ended March 31, 2021, the Company incurred a net loss of $3,084,647 and used cash in operating activities of $782,116, and at March 31, 2021, the Company had a stockholders’ deficit of $4,035,365. These factors raise substantial doubt about the Company’s ability to continue as a, going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in their report on the Company’s December 31, 2020 audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At March 31, 2021, the Company had cash on hand in the amount of $313,525. Subsequent to March 31, 2021, the Company received $1,231,000 for subscriptions to purchase shares of common stock. Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. We have evaluated our internal control over financial reporting and our disclosure controls and procedures and concluded that they were not effective as of December 31, 2020. See “Item 9A – Controls and Procedures” of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on April 15, 2021.

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A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses we identified are (i) we had an insufficient number of personnel appropriately qualified to perform control design, execution and monitoring activities; (ii) we did not have written documentation of our internal control policies and procedures, including written policies and procedures to ensure the correct application of accounting and financial reporting with respect to the current requirements of U.S. GAAP and SEC disclosure requirements; (iii) we had ineffective controls over our financial statement close and reporting process and did not provide reasonable assurance that accounts were complete and accurate and agreed to detailed support and that reconciliations of accounts were properly performed, reviewed and approved, (iv) we did not maintain effective controls over the recording and approval of recurring and non-recurring journal entries and (v) we had inadequate segregation of duties consistent with control objectives.

The Company is committed to remediating its material weaknesses as promptly as possible. Implementation of the Company’s remediation plans has commenced and is being overseen by the board. Our management has been actively engaged in developing and implementing remediation plans to address material weaknesses described above. These remediation efforts are ongoing and include or are expected to include preparation of written documentation of our internal control policies and procedures, increasing personnel resources and technical accounting expertise within the accounting function, and to hire one or more additional personnel. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Even effective internal control can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock and we could fail to meet our financial reporting obligations.

The global coronavirus outbreak could harm our business and results of operations.

The adverse public health developments and economic effects of the COVID-19 outbreak in the United States could adversely affect the Company’s operations as a result of quarantines, facility closures and logistics restrictions in connection with the outbreak. More broadly, the outbreak could potentially lead to an economic downturn, which would likely decrease spending, adversely affecting our business, results of operations and financial condition. The Company cannot accurately predict the effect the COVID-19 outbreak will have on the Company.

We may experience difficulties in generating profits.

We may experience difficulties in our development process, such as capacity constraints, quality control problems or other disruptions, which would make it more difficult to generate profits. Our failure to achieve a low-cost structure through economies of scale or improvements in manufacturing processes and design could have a material adverse effect on our business, prospects, results of operations and financial condition.

We will likely incur significant costs and obligations in relation to our ongoing and anticipated business operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

We are reliant on key employees in the management of our business and loss of their services could materially adversely affect our business.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results, financial condition or prospects.

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Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations also make it more difficult and expensive for us to obtain director and officer liability insurance and we may at times be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Thus, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our business is heavily regulated which could have a material adverse effect on our results of operations and financial condition.

The business and activities of the company are heavily regulated in all jurisdictions where it carries on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities, relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of marijuana and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over the activities of the company, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on the business, results of operations and financial condition of the company.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business, the suspension or expulsion from a particular market or jurisdiction or of our key personnel, and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the company.

Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC)

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our hemp-derived CBD products are not intended to be drugs. Accordingly, we have not been required to obtain FDA approval for our existing hemp-derived CBD products. Moreover, the regulatory status of hemp-derived CBD products are in a state of flux as FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek FDA’s approval to market food and dietary supplements containing hemp-derived CBD. It is also possible that FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products. However, because FDA’s regulatory process is in its infancy, we cannot predict the likely outcome. In addition, the FTC under the Federal Trade Commission Act (“FTC Act”) requires that product advertising is truthful, substantiated and non-misleading. We believe that our advertising meets these requirements. However, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act.

I. The Company’s CBD Products Are Not Subject to the Controlled Substances Act

The Agriculture Improvement Act of 2018 (“AIA” or “the Act”) exempted hemp-derived cannabidiol products (“hemp-derived CBD products”) from the federal Controlled Substances Act (“CSA”). Specifically, the AIA, also known as the Farm Bill of 2018, established a legal definition of “hemp”: the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol [∆-9 THC] concentration of not more than 0.3 percent on a dry weight basis.

The Act amends the CSA to exclude “hemp” from the definition of “marihuana.” It also amended the CSA to exclude THC found in “hemp” from the “tetrahydrocannabinols” listed in Schedule I. Therefore, hemp-derived CBD products that contain less than less than 0.3% of 9∆-THC, such as those marketed by PotNetwork, are not controlled substances under the CSA. These amendments to the CSA took immediate effect on December 20, 2018.

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By way of background, the CSA establishes five “schedules” into which a substance with abuse potential may be classified. Substances that fall under any one of the five schedules are subject to various requirements and restrictions enforced by the U.S. Drug Enforcement Administration (“DEA”). The most restrictive is Schedule I, which is reserved for those substances having a high potential for abuse that do not have a currently accepted medical use, and that lack accepted safety for use under medical supervision.

Marijuana has long been classified under Schedule I. Previously, DEA took the position that CBD met the expansive definition of “marijuana”, which made it subject to Schedule I as well. Specifically, DEA created a code number in Schedule I for “marihuana extract,” defined as “an extract containing one or more cannabinoids that has been derived from any plant of the genus Cannabis, other than the separated resin (whether crude or purified) obtained from the plant.” DEA made clear that the agency considered CBD to fall within the definition of “marihuana extract” (and to therefore be a Schedule I substance) if the CBD came from the part of the cannabis plant that is included within the definition of “marijuana.”

The passage of the AIA confirms that hemp-derived CBD products are now excluded from the CSA. As noted above, the AIA amended the definition of “marihuana” as follows:

(A) Subject to subparagraph (B), the term ‘marihuana’ means all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds to resin.

(B) The term ‘marihuana’ does not include hemp, as defined in section 297A of the Agricultural Marketing Act of 1946.

II. Limits of the AIA. Although the AIA removed “hemp” from the CSA, the Act has limitations.

a. Products containing more than 0.3% of 9∆-THC still subject to the CSA.

Notably, the AIA’s exclusion of “hemp” from the CSA definition of “marihuana” is limited to those parts, derivatives, or extracts of the plant containing less than 0.3% of 9∆-THC. Parts, derivatives, and extracts containing levels of 9∆-THC greater than 0.3% meet the definition of marihuana and are subject to the CSA. Consequently, manufacturers and distributors of CBD products must be prudent with respect to verifying the levels of 9∆-THC in products.

b. Hemp production and cultivation restrictions

The AIA requires the establishment of a shared Federal-state program to regulate the cultivation and production of hemp. The USDA is actively engaged in rulemaking efforts to implement these requirements and state laws are evolving in response. Our Company is not involved in the cultivation or production of hemp; however, we recognize that new rules will impact the industry as a whole and we are closely monitoring the USDA’s rulemaking efforts.

c. Hemp-derived CBD remains subject to FDA regulatory authority

The Federal Food, Drug and Cosmetic Act (“FDCA”) and the AIA authorize the FDA to regulate the marketing and distribution of hemp products in interstate commerce that are intended for consumption, including topical use. Pursuant to its jurisdiction, FDA may regulate hemp as a feed, food, dietary supplement, cosmetic or drug depending on the intended use of the hemp and whether the hemp is otherwise a permissible ingredient for a particular intended use. The AIA expressly preserves the FDA’s authority over “hemp” that is intended to be used as a drug, device, cosmetic, food (including animal food), dietary supplement, or tobacco product.

Generally, hemp-derived CBD products that are intended for ingestion and intended to support the normal function/structure of the body or added as an ingredient in food, may be considered a dietary supplement or conventional food under the FDCA. However, FDA has taken the position through advisory Warning Letters that CBD products are precluded from being marketed as dietary supplements or as food because CBD is subject to statutory exclusions designed to protect the integrity of the drug approval process.

Specifically, the statutory definition of a “dietary supplement” excludes an “article” that has been approved as a drug under section 505 of the FDCA. The term “dietary supplement” also excludes “an article” if (1) it has been authorized for investigation as a new drug; (2) substantial clinical investigations have been instituted on the article and their existence made public; and (3) it was not marketed as a food or dietary supplement prior to being authorized for investigation as a new drug. For purposes of this exclusion, the FDA has interpreted “authorized for investigation as a new drug” to mean that an Investigational New Drug application (“IND”) has been submitted for the active ingredient or active moiety.

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FDA has taken the position that hemp-derived CBD cannot be marketed as dietary supplement because a CBD isolate has been approved as a drug, Epidiolex, and prior to approval, was subject to substantial clinical investigations under an IND. Further, FDA has stated that it has not been provided with the evidence needed to overcome this exclusion. The FDA asserts this same position with regard to products marketed as food under a separate, but identical, statutory provision applicable to “food” broadly. As such, FDA takes the position that hemp-derived CBD products intended for ingestion may be adulterated.

That being said, FDA has yet to take enforcement action against CBD products and has initiated a regulatory process to determine whether there is a regulatory pathway to permit the marketing of these products. Indeed, FDA in recognizing the significant increase in hemp-derived CBD products on the market, the Agency held a public meeting on May 31, 2019 requesting scientific information and data regarding the safety, manufacturing, product quality, marketing, labeling, and sale of products containing hemp-derived CBD. It further requested that comments be filed with the agency by July 2, 2019. This meeting and request for comments signaled FDA’s intent to consider various regulatory options for CBD products, including but not limited to (1) requiring companies to seek approval to market such product; (2) issuing regulations setting forth the conditions which such products may be marketed in food and dietary supplements; or (3) prohibiting the use of hemp-derived CBD in foods and dietary supplements. With that said, there is significant regulatory uncertainty around this category which makes it difficult to predict the likely outcome of this process FDA has initiated.

d. Hemp-derived CBD products are subject to regulation on the state level.

Although the AIA provided clarity regarding the status of hemp-derived CBD under the federal CSA, the AIA did not address the myriad of state laws and regulations governing such products. For example, hemp-derived CBD still meets the definition of a controlled substance under certain laws.

Our industry is subject to intense competition.

There is potential that we will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the company. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the company. If we are unable to compete effectively, it could decrease our customer traffic, sales and profit margins, which could adversely affect our business, financial condition, and results of operations.

Because of the early stage of the industry in which we operate, we expect to face additional competition from new entrants. To become and remain competitive, we will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition, results of operations or prospects of the company.

We have a limited operating history.

The Company and its subsidiaries have varying and limited operating histories, which can make it difficult for investors to evaluate our operations and prospects and may increase the risks associated with investment into the company.

We are reliant on key inputs and changes in their costs could negatively impact our profitability.

The manufacturing business is dependent on a number of key inputs and their related costs including raw materials and supplies related to product development and manufacturing operations. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the company in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the company.

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We are subject to environmental regulations.

Our operations are subject to environmental regulations in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulations, if any, will not adversely affect our operations.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage due to our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

The market for our products is difficult to forecast and our forecasts may not be accurate which could negatively impact our results of operations.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the company.

We are subject to certain risks regarding the management of our growth.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. The ability of the company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the company to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We are subject to product liability regarding our products, which could result in costly litigation and settlements.

As a distributor of products designed to be ingested by humans, the company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

A product liability claim or regulatory action against the company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the company. Although we have secured product liability insurance, and strictly enforce a quality standard within the operations, there can be no assurances that we will be able to maintain our product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This scenario could prevent or inhibit the commercialization of our potential products. To date, there have been no product related issues.

We may have uninsured or uninsurable risk.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which the company does not carry insurance may have a material adverse effect on our financial position and operations.

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Certain remedies shareholders may seek against our officers and directors may be limited and such officers and directors may be entitled to indemnification by the company.

Our governing documents provide that the liability of our board of directors and officers is eliminated to the fullest extent allowed under the laws of the State of Nevada. Thus, the company and the shareholders of the company may be prevented from recovering damages for alleged errors or omissions made by the members of our board of directors and officers. Our governing documents also provide that the company will, to the fullest extent permitted by law, indemnify members of our board of directors and officers for certain liabilities incurred by them by virtue of their acts on behalf of the company.

Breaches in our security, cyber-attacks or other cyber-risks could expose us to significant liability and cause our business and reputation to suffer.

Our operations involve transmission and processing of our customers’ confidential, proprietary and sensitive information. We have legal and contractual obligations to protect the confidentiality and appropriate use of customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third-party action, employee error or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data and computer hacking attacks or other cyber-attacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We are continuously working to improve our information technology systems, together with creating security boundaries around our critical and sensitive assets. We provide advance security awareness training to our employees and contractors that focuses on various aspects of the cyber security world. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Risks Related to the Offering of our Shares.

For the foreseeable future, Arthur Mikaelian, our Chairman and CEO will be able to control the selection of all members of our board of directors, as well as virtually every other matter that requires stockholder approval, which will severely limit the ability of other stockholders to influence corporate matters.

As of the date of this offering, Arthur Mikaelian owned 100% of our Series A preferred stock. Under the terms of the Certificate of Designation for our Series A preferred stock, holders of Series A preferred stock have, as a class, voting rights equal to 51% of the total votes of all outstanding common and preferred stock entitled to vote. Because of this dual class structure, Phil Sands, his affiliates, his family members and descendants will, for the foreseeable future, have control over our management and affairs, and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or sales of our company or assets. Moreover, these persons may take actions in their own interests that you or our other stockholders do not view as beneficial. The holders of the outstanding shares of Series A Preferred Stock vote with the holders of the common stock and any outstanding preferred stock without regard to class, except as to those matters on which separate class voting is required by applicable law or our Articles of Incorporation. Accordingly, for any matters with respect to which a majority vote of our Common Stock may be required by law, our directors and officers (and Mr. Rice, in particular) have the ability to control such matters. Because of this voting control, investors may find it difficult or impossible to replace our directors if they disagree with the way our business is being operated.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it will be more difficult for investors to liquidate their investment. The SEC defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The shares of Common Stock are covered by the penny stock rules pursuant to Rule 15g-9 under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the securities of the company that are captured by the penny stock rules. Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities. Management believes that the penny stock rules could discourage investor interest in and limit the marketability of our Common Stock.

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Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, the U.S. Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending an investment to a customer. Prior to recommending speculative, low priced securities to non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Pursuant to the interpretation of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend our Common Stock to customers which may limit an investor’s ability to buy and sell our Common Stock, have an adverse effect on the market for our Common Stock, and thereby negatively impact the price of our Common Stock.

Our Common Stock is subject to liquidity risks.

Our Common Stock is quoted on the OTC in the United States. The OTC is an over-the-counter market that provides significantly less liquidity than national or regional exchanges. Securities quoted on the OTC are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC. Prices for securities quoted solely on the OTC may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price. We cannot predict at what prices our Common Stock will trade and there can be no assurance that an active trading market will develop or be sustained.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the contractual restrictions on resale of such common stock lapse, or after those shares become registered for resale pursuant to an effective registration statement, the trading price of our common stock could decline. The majority of the outstanding shares of our Common Stock are currently without restriction. Upon the effectiveness of any registration statement we could elect to file with respect to any outstanding shares of common stock, any sales of those shares or any perception in the market that such sales may occur could cause the trading price of our common stock to decline.

The shares of our Common Stock we may issue in the future and the options we may issue in the future may have an adverse effect on the market price of our Common Stock and cause dilution to investors.

We may issue shares of Common Stock and warrants to purchase Common Stock pursuant to private offerings and we may issue options to purchase Common Stock to our executive officers pursuant to their employment agreements. The sale, or even the possibility of sale, of shares pursuant to a separate offering or to executive officers could have an adverse effect on the market price of our Common Stock or on our ability to obtain future financing.

Our stock price may be volatile and you may not be able to sell your shares for more than what you paid.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them. The trading price of our Common Stock has been subject to fluctuations in the past and the market price of our Common Stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors. An investment in our common stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

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There is no minimum offering.

We do not have a minimum offering requirement, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. We do not have any track record for self-underwritten offerings, and there can be no assurance we will sell the Maximum Offering or any other amount in this Offering. There is no assurance that we will raise sufficient capital from this Offering to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Investors may pay less than the then-prevailing market price for our common stock which may reduce the market price for our common stock.

The common stock to be issued to the investors pursuant to this OFFERING will be purchased at a fixed price of $0.05 per share. If the then-prevailing market price exceeds such amount, investors have a financial incentive to sell our common stock quickly to realize the profit equal to the difference between the discounted price and the market price. If the investors sell the shares, the price of our common stock could decrease.

We have broad discretion in how we use the proceeds of this Offering, and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Common Stock to decline.

We will have considerable discretion in the application of the net proceeds of this Offering. We intend to use the net proceeds from this Offering to fund our business strategy, including without limitation, new and ongoing research and development expenses, offering expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

We may terminate this Offering at any time.

We reserve the right to terminate this Offering at any time, regardless of the number of shares of Common Stock sold. In the event that we terminate this Offering at any time prior to the sale of all of the shares of Common Stock offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 36% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. As of March 31, 2021, the net tangible book value of the Company was $(4,035,365), which when divided by 180,190,894, the number of Shares of Common Stock issued and outstanding as of June 9, 2021, equates to a net tangible book value of approximately ($0.022) per share of Common Stock on a pro forma basis. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.003 per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.026 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.047 per Share. These calculations only include the estimated costs of the offering ($50,000), and such expenses are exceeded they will cause further dilution.

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DILUTION TABLE

The price of the current offering is fixed at $0.05 per common share. This price is significantly higher than the price paid by our Directors and Officers for common equity since the Company’s inception.

Assuming completion of the offering, there will be up to 280,190,894 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on stockholders’ deficit of $4,035,365 as of March 31, 2021.

Percentage of funding	100%	75%	50%	25%
Offering price	$0.05	$0.05	$0.05	$0.05
Shares after offering	280,190,894	225,190,894	230,190,894	205,190,894
Amount of net new funding	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Proceeds, net of est. offering costs	$4,950,000	$3,700,000	$2,450,000	$1,200,000
Book value before offering (per share)	(0.022)	(0.022)	(0.022)	(0.022)
Book value after offering (per share)	0.003	(0.001)	(0.007)	(0.014)
Increase in book value per share	0.026	0.021	0.016	0.009
Dilution to investors	0.047	0.051	0.057	0.064
Dilution per share of common stock to new investors	93.5%	102.6%	113.8%	127.65%

USE OF PROCEEDS TO ISSUER

If the Maximum Offering is sold, the maximum gross proceeds from the sale of our Common Stock in this Offering will be $5,000,000. The net proceeds from the total Maximum Offering are expected to be approximately $4,950,000, after the payment of offering costs (including filing fees, and legal, accounting, printing, due diligence, marketing, selling and other costs incurred in the Offering of the Shares). The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ. We expressly reserve the right to change the anticipated use of proceeds if we, in our discretion, deem such change to be necessary or appropriate. We expect from time to time to evaluate the acquisition of businesses, strategic partnership, intellectual property, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. The following table represents management’s best current estimate of the uses of the net proceeds received from the sale of Common Stock in this Offering over the course of 12 months following completion of the Offering, assuming the sale of, respectively, 100%, 75%, 50% and 25% of Shares of the Common Stock offered for sale in this Offering, with the balance of the net proceeds reflected in the line item titled “Unallocated Proceeds for General Corporate Purposes.” Management expects to use the unallocated proceeds from the sale of Common Stock in this Offering in approximately the same proportions reflected in the following table for the purposes specified below on a going-forward basis after the first 12 months following completion of the Offering.

	Percentage of Offering Sold
	100%	75%	50%	25%
Cost of Goods	$499,960	$369,415	245,615	121,816
Marketing & Distribution	$1,002,697	$741,210	493,611	246,012
Research & Development	$2,475,000	$1,902,625	1,237,996	619,395
General & Administrative	$972,343	$686,750	472,778	212,777
Unallocated Proceeds for General Corporate Purposes	$-	-	-	-
TOTAL	$4,950,000	$3,700,000	$2,450,000	$1,200,000

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 6.

The Company intends to use a portion of the proceeds raised in this Offering to fund the compensation payable to its executive officers, as described under “Compensation of Directors and Executive Officers” below. In addition, the Company may use a portion of the proceeds from the sale of Common Stock in this Offering to repay some of the outstanding balance under the Company’s outstanding indebtedness.

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We believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations for at least the next 12 months. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during or after such 12-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering. This prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Presently, we expect that our officers and directors will personally contact existing shareholders, friends, family members and business acquaintances and inform them about the offering. In addition, we may market the offering to institutional investors through our officers and directors. We may also offer our shares of common stock through brokers, dealers or agents, although we have no current plans or arrangements to do so. The company has been contacted by multiple financial institutions, as well as fielded interest from existing shareholders that give the Company assurance as to the marketability of its shares to these identified parties. This offering will terminate on the date which is 365 days from the effective date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of our board of directors.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set forth in Rule 3a4-1 under the Exchange Act. The officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. In that regard, we confirm that:

a.	None of our officers or directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act;

b.	None of our officers or directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in the common stock;

c.	None of our officers or directors is or will be, at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily perform substantial duties for or on our behalf, other than in connection with transactions in securities, and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding 12 months, and (C) has not participated in selling and offering securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

None of our officers or directors, control persons or affiliates intend to purchase any shares in this offering.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this Offering. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this Offering. Also, please see the notes to our Financial Statements for information about our significant accounting policies.

Overview

We are an applied science company founded in 2016, focusing on increasing energy levels in plant matter to increase performance within the human body. Our proprietary technology uses quantum mechanics to increase bio-activity of targeted molecules to enhance the desired effects. We specialize in potentiating rare naturally occurring elements to create impactful and sustainable healing solutions that we believe will one day be as powerful and predictable as pharmaceutical drugs. We offer our technology as a platform, making it accessible to existing high-quality product makers with existing distribution channels, as well as consumer products. Our mission is to power as many impactful, high-performing and wholly organic solutions as possible through product lines and a series of licensing and distribution

Results of Operations

Summary of Key Results

Results of Operations for three months ended March 31, 2021 compared to the three months ended March 31, 2020

Revenue

Net sales are comprised of wholesale sales to our retail partners and sales through our direct-to-consumer channel. Net sales in both channels reflect the impact of product returns as well as discounts for certain sales programs or promotions.

For the three months ended March 31, 2021, the Company recognized $318,807 in net sales. For the three months ended March 31, 2020, the Company recognized $350,349 in net sales.

Expenses

Operating expenses for the three months ended March 31, 2021 was $3,276,524. The Company incurred $129,422 in compensation and benefit costs, $130,825 in research and development costs, and $3,016,277 in administrative and other costs associated with operations, including legal and professional fees of $101,760.

Operating expenses for the three months ended March 31, 2020 was $1,372,187. The Company incurred $382,071 in compensation and benefit costs, $77,876 in research and development costs, and $912,240 in administrative and other costs associated with operations, including legal and professional fees.

Other Income (Expense)

For the three months ended March 31, 2021, the Company recognized $(99,762) of net other expenses.

For the three months ended March 31, 2020, the Company recognized $(315,498) of net other expenses.

Net Loss

Net loss for the three months ended March 31, 2021 was $3,084,647. Net loss for the three months ended March 31, 2021 was $1,359,246. We recorded no provision for federal income taxes for either period.

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Liquidity

We have yet to establish any history of profitable operations. For the three months ended March 31, 2021, the Company incurred a net loss of $3,084,647 and used cash in operating activities of $782,116, and at March 31, 2021, the Company had a working capital deficiency of $2,170,638. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2020 financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The going concern opinion could materially limit our ability to raise additional funds through the issuance of new debt or equity securities, and future reports on our financial statements may also include an explanatory paragraph with respect to our ability to continue as a going concern.

At March 31, 2021, the Company had cash on hand in the amount of $313,525. Subsequent to March 31, 2021, the Company received $1,231,000 for subscriptions to purchase shares of common stock. Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company can obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing

Results of Operations for year ended December 31, 2020 compared to the year ended December 31, 2019

Revenue

Net sales are comprised of wholesale sales to our retail partners and sales through our direct-to-consumer channel. Net sales in both channels reflect the impact of product returns as well as discounts for certain sales programs or promotions.

For the year ended December 31, 2020 the Company recognized $1,124,721 in net sales. For the year ended December 31, 2019, the Company recognized $1,237,200 in net sales. The decrease in sales is due to the change in management and furlough of most employees during the three months ended December 31, 2020, compared to 2019.

For the year ended December 31, 2020 the Company recognized $33,394 in license revenue. For the year ended December 31, 2019, the Company recognized $31,788 in license revenue.

Expenses

Operating expenses for the year ended December 31, 2020 were $6,262,680. The Company incurred $452,443 in research and development costs ($420,000 paid to related party), and $4,273,394 in selling, general, and administrative costs, including legal and professional fees of $886,589, and $1,281,750 of compensation and related costs, and an impairment of an operating lease right of use asset of $255,093.

Operating expenses for the year ended December 31, 2019 were $6,453,091. The Company incurred $351,670 ($343,300 paid to related party) in research and development costs, and $4,799,030 in selling, general, and administrative costs, including legal and professional fees of $651,764, and $1,302,391 of compensation and related costs.

Other Income (Expense)

For the year ended December 31, 2020, the Company recognized $2,778,593 of net other expenses, including interest expense of $512,907, private placement costs of $381,084, debt discount amortization of $755,538, loss on debt extinguishment of $1,230,290 and income of $101,226 for the change in the fair market value of derivative liabilities.

For the year ended December 31, 2019, the Company recognized $299,541 of net other expenses, including interest expense of $226,202, private placement costs of $238,395, $145,565 of extinguishment of derivative liabilities and income of $19,491 for the change in the fair market value of derivative liabilities.

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Net Loss

Net loss for the year ended December 31, 2020 was $8,164,428. Net loss for the year ended December 31, 2019 was $5,787,364. We recorded no provision for federal income taxes for either period.

Basic and diluted loss per share - Basic and diluted loss per share for the year ended December 31, 2020 was $0.14 per share. Basic and diluted number of shares outstanding was 59,908,938 for 2020. Basic and diluted loss per share for the year ended December 31, 2019 was $.14 per share. Basic and diluted number of shares outstanding was 42,808,603 for 2019.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. GAAP requires us to make estimates and assumptions that affect the reported amounts in our financial statements including various allowances and reserves for accounts receivable and inventories, the estimated lives of long-lived assets and trademarks and trademark licenses, as well as claims and contingencies arising out of litigation or other transactions that occur in the normal course of business. The following summarizes our most significant accounting and reporting policies and practices:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to, among others, impairment analysis of long-term assets, valuation allowance on deferred income taxes, assumptions used in valuing stock instruments issued for services, assumptions made in valuing derivative liabilities, and the accrual of potential liabilities. Actual results may differ from these estimates.

Revenue Recognition

The Company follows the guidance of Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. Product revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. The Company’s performance obligations are satisfied at that time. The Company does not have any significant contracts with customers requiring performance beyond delivery, and contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time. The Company historically has offered no discounts, rebates, rights of return, or other allowances to clients which would result in the establishment of reserves against revenue.

Stock Compensation

The Company issues stock options, warrants, and shares of common stock as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation to employees in accordance with FASB ASC 718, Compensation – Stock Compensation (Topic 718). Stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for the services.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Recently Issued Accounting Pronouncements

See Note 1 to the Consolidated Financial Statements.

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DESCRIPTION OF BUSINESS

Our Company History

The company was founded in Nevada as Freight Solution, Inc. in 2016.

On June 5, 2018, we underwent a change of control. In connection with the change of control, our board of directors and officers was reconstituted through the resignation of Shane Ludington as Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Registrant and the appointment of Mr. Eric Rice as Chairman, Chief Executive Officer and Chief Financial Officer and Mr. Jeffrey Doiron as President and Chief Operations Officer.

On June 6, 2018 we formed a wholly-owned subsidiary, Quanta Acquisition Corp. in the state of California, and executed an Agreement of Merger and Plan of Reorganization, with Bioanomaly, Inc., a California corporation, d/b/a Quanta and Quanta Acquisition Corp., a California corporation and our wholly-owned subsidiary. Pursuant to the terms of the Merger Agreement, Quanta Acquisition Corp. merged with and into Quanta in a statutory reverse triangular merger with Quanta surviving as a wholly-owned subsidiary. Following the merger, we adopted our business plan.

On June 6, 2018, we cancelled 15,000,000 shares of common stock acquired through the change in control transaction. As consideration for the merger, we agreed to issue the shareholders of Quanta an aggregate of 21,908,810 shares of our common stock, par value $0.001 per share. Freight Solution shareholders retained 6,500,000 shares of common stock, which represented 23% of our issued and outstanding stock following the merger.

Simultaneously with the merger, we accepted subscriptions for 6,500,000 shares of common stock in a private placement offering at a purchase price of $0.20 per share for an aggregate offering amount of $1,300,000. We also issued two non-affiliated investors warrants to purchase 3,000,000 shares of our common stock at an exercise price of $0.30 per share expiring in four years.

Following the consummation of the merger, Quanta shareholders beneficially owned approximately 63% of our issued and outstanding common stock.

On July 11, 2018 the State of Nevada approved our name change from Freight Solution, Inc. to Quanta, Inc.

On April 14, 2020, we issued to Eric Rice, our former Chairman, Chief Executive Officer and Chief Financial Officer, 2,500,000 shares of a newly created class of preferred stock, Series A Preferred Stock.

On November 16, 2020, the Company entered into a Control Block Transfer Agreement with Eric Rice and Phil Sands, pursuant to which, Mr. Rice agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Mr. Sands, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. On November 16, 2020, the Company entered into a Share Cancellation Agreement with Eric Rice, holder of 18,030,032 shares of QNTA Common Stock, pursuant to which Mr. Rice agreed to cancel 17,030,032 shares (16,951,432 shares were cancelled December 29, 2020), and to retain ownership of 1,000,000 shares of Common Stock.

On December 21, 2020, the Company entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife”) pursuant to which, the Company agreed to acquire 51% of Medolife in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock. On January 14, 2021, we completed our acquisition of 51% of Medolife and Medolife’s founder, Arthur Mikaelian, PhD, a member of our Board of Directors, officially replaced Phil Sands as our Chief Executive Officer. Phil Sands resigned as an officer and director of the Company on May 10, 2021. Simultaneously therewith, the Company executed a Control Block Transfer Agreement with Phil Sands and Arthur Mikaelian, pursuant to which, effective Mr. Sands agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Dr. Mikaelian, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Sands agreed to transfer the Control Block to Arthur Mikaelian in exchange for 3,000,000 shares of the Company’s Common Stock, and for the payment of $22,500 in accrued salary, as well as the payment of health insurance benefits through January of 2022.

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Medolife provides contract research services. The Company focuses on research, development, and production of pharmaceutical-grade products, as well as clinical evidence-based nutraceuticals utilizing patented polarization technology. Medolife Rx serves clients in the United States.

Quanta Basics

Quanta is a cutting-edge technology platform whose patented, proprietary technology harnesses advances in quantum biology to increase the potency of active ingredients. Currently, Quanta supports product formulations in pain management, anti-inflammation, skincare, agriculture, nutritional supplements, and plant-based consumables. Ultimately, Quanta’s mission is to deliver better, more effective ingredients to elevate product efficacy, reduce waste and facilitate healthier, more sustainable consumption.

The established resonance theory behind Quanta’s polarization process has many potential applications. From potentiating bio-ingredients to produce more-effective carbon-trapping plants to transformative anti-aging solutions Quanta’s technology has the opportunity to upend how commercial products are made and the benefits from them. Already we see multi-trillion-dollar global industries benefiting from Quanta’s technology.

Our proof of concept, Quanta’s market-leading CBD pain-relief rub (“Muscle Rub”), is only the first in a series of paradigm shift products to emerge from our labs. At the heart of its well-documented effectiveness is our proprietary “polarization” process, which uses electromagnetic force to markedly enhance bioactivity at the molecular level—a polarized active ingredient is more soluble and creates stronger bonds with the body’s receptors. This allows us to enhance ingredients, so they work faster and more powerfully without the use of chemical by-products or cellular penetration. Quanta believes this natural solution has nearly limitless applications in the world of plant-based consumer products.

Quanta is involved in ambitious projects that we believe will reshape the next wave of climate science, sustainability, nutrition, and more. Having harnessed the technology of the future, Quanta is dedicated to bringing tomorrow’s health and wellness solutions to the billions in need today.

Proof of Concept

Creating, producing and selling consumer products was never our primary focus; Quanta’s Muscle Rub was simply a means to an end - proof of concept and a revenue driver in a small emerging market as our business model took shape. Fundamentally, Quanta can be a licensing concern designed to collaborate with large brands to improve product quality and the profit margins of existing and new products. But the market needed proof and we chose to start in the under-developed category of CBD because of its speed to market.

Understandably, we met the same initial hurdles every start-up encounters. In addition to simply explaining quantum mechanics, we had no track record of success from a business standpoint. The immediate goal was to prove our model was defensible. Hence, we chose CBD as a launch category. This market provided protection from industry titans that may have felt threatened by such a powerful technology while allowing us to drive profits during R&D.

Over the last two years, we have developed and sold products largely to the medical industry, along with some consumer retail. This effort was designed to drive revenue and to prove the concept of our model: that polarizing a single ingredient can produce a demonstrably superior product that consumers find safe and effective (establish consumer appetite).

Discovery Synopsys

Using our product development process and business-to-business and direct-to-consumer sales approaches as a benchmark for future business, we developed the Quanta business model. Our technology’s unique ability to strengthen ingredients renders them more potent without added chemicals or penetrating cells means Quanta is in a first-of-its-kind position in the market. As the world’s first company focused on Quantum Biology we sit in a strong, but unique position in the market.

Our ability to increase ingredient efficacy by up to 500% means we are in a rare position to truly disrupt many areas of material science.

Quanta’s technology renders products superior to any on the market today. A 30% re-purchase rate (on one SKU alone) illustrates consumer appetite for the product.

Upcoming products and ventures will be designed to achieve or surpass this level of consumer benefit and uptake.

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Quanta Business Model in 3 P’s: Potentiation, Partners, and Profits

After two years we believe the best possible model for the long-term success of the company is collaborating with best-in-class partners through joint ventures for new verticals, products, and research. These joint ventures may involve a jointly owned special purpose entity, or they may be entirely based on contractual obligations.

Our mission has never been to create the best novel products on the planet. Our mission has always been to revolutionize the way formulations are developed and how products perform. We seek to work with the best product makers in the world to positively impact as many industries as possible.

The unique ability to increase the ingredient and product performance opens the doors for major opportunities. Higher performing ingredients mean less is needed to make a strong impact (increased margins, increase overall efficacy). We proved this with our Muscle Rub, which uses approximately 1/3 the CBD of competing products with demonstrably improved results.

The level of potentiation delivered by Quanta allows our partners the unique ability to provide higher-performing products, lower material costs, more competitive pricing and increased profit margins. In short, our partners will be able to make better performing, more affordable products with a higher repeat purchase. This is true disruption and consumer utopia.

We aim to work with groups that specialize in manufacturing, marketing, selling and distributing existing product lines that utilize ingredients we can potentiate. Partners like this facilitate efficient market delivery of joint innovations.

We believe this strategy provides greater shareholder value, enhances revenue potential, defrays upfront expenses and affords us the ability to raise capital for new projects without massive dilution.

Ultimately, these ventures would result in licensing out our technology to other reputable brands and companies to create co-branded products whereas the term “Powered by Quanta” becomes as recognized as “Intel Inside.”

We believe this type of partnership will afford a company Quanta partners with:

●	Development of emerging products with cutting edge ingredients.

●	A product line with a true point of differentiation.

●	New SKUs with an increased margin.

●	Decreased cost of goods sold.

Simultaneously these partnerships will allow Quanta:

●	Greater brand recognition.

●	Increased revenue and in turn profitability.

●	Quicker timeline to more licensing opportunities because of a track record of success.

●	Brand to become synonymous with improving the performance of ingredients within products.

Manufacturing Partnerships

Quanta is currently focused on partnering with large-scale manufacturers and distributors able to produce products that meet the requirements of applicable regulations IE: Good Manufacturing Practices to fulfill orders of our own product line. This type of partnership is crucial because it will afford:

●	New product development that meets certification requirements

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●	Much larger production scale

●	Speed to market

●	Increased distribution and profitability

With our licensing capabilities, Quanta technology can render better, more efficacious products that cost less to create but command a higher purchase value because of polarized ingredients. This, in turn, allows companies to diversify their catalog of products while simultaneously providing them with a distinguished advantage. More efficacious ingredients.

As of the date of this offering, Quanta has 10 full time and no part time employees. We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

Government Regulation

The current federal and state regulatory landscape for CBD products is in transition, as indeed it is globally. New regulations from governments at all levels are anticipated within the coming few years as worldwide consumer demand for CBD products in all kinds of consumer goods grows exponentially. The U.S. regulatory landscape particularly remains in flux with the FDA evaluating the current market situation in order to foster updated regulations and consumer guidance.

The Company’s products Are Not Subject to the Controlled Substances Act as its products manufacturing with hemp-derived CBD contain less than 0.3% of 9∆-THC. Congress’ passage of the 2018 Farm Bill removed hemp-derived CBD products from the federal Controlled Substances Act. However, hemp-derived CBD remains subject to FDA regulatory authority. For a detailed discussion on the current status of federal and state governmental regulation and law pertaining to our CBD-containing products, and the risks associated with the manufacturing and marketing of CBD products, see preceding section “Risk Factors”, and entry under heading:

“Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC)”

Properties

The Company does not own any properties. Quanta currently leases its corporate headquarters and other offices in Burbank, California, which lease expires in August 2023. The Company currently also leases a manufacturing, shipping and research facility which expires in December 2024.

Legal Proceedings

From time to time, we are a party to, or otherwise involved in, legal proceedings arising in the normal and ordinary course of business. As of the date of this offering, we are not aware of any other proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

Corporate Information

Our principal executive offices are located at 632 S Glenwood Place, Burbank, CA 91506, and our telephone number is (818) 659-8052. Our website address is www.buyquanta.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this offering.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name and age of officers and director as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the board of directors, or his successor is elected and qualified.

Name	Position	Age
Arthur Mikaelian, PhD	Chief Executive Officer and Chief Financial Officer, Director	58

On November 13, 2020 Mr. Phil Sands was appointed to serve as Chief Executive Officer.

On December 21, 2020 Mr. Phil Sands resigned as Chief Executive Officer and was appointed President.

On December 21, 2020, in connection with the entry into the Securities Exchange Agreement with Medolife Rx, Inc., Arthur G. Mikaelian, Ph.D was appointed as member of the Board of Directors of Quanta, Inc.

On December 21, 2020, Dr. Mikaelian was also appointed to serve as the Company’s Chief Executive Officer, a role which Dr. Mikaelian assumed on January 14, 2021.

On May 10, 2021 Phil Sands resigned as an officer and director of the Company.

Arthur Mikaelian, PhD. Dr. Mikaelian, a pioneer of polarization technology, has been awarded U.S. Patent 8,097,284 B2 as it pertains to Polarized Scorpion Venom solution and the method for making it. Dr. Mikaelian’s technical education began at the 2nd Medical Institute of Moscow and continued at the Vernadsky University of Biosphere Knowledge in Moscow, where he earned his doctorate in Biological Psychology; he then went on to complete his post-doctorate work at Vernadsky. He also earned an MBA from the University of Bologna in Italy. You can find more about Medolife Rx at: http://medolife.com/

Board of Directors

Each director is elected to the board of directors and serves until his or her successor is elected and qualified, unless he or she resigns or is removed earlier. each of our officers is elected by our board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is earlier removed from office or resigns.

At the very least, we will reimburse all directors for expenses incurred in attending directors’ meetings provided that we have sufficient resources to pay these expenses. We will consider in applying for officers and directors liability insurance at such time that we have the financial resources to do so.

Currently, our Board of Directors consists of a single member, our CEO Dr. Arthur Mikaelian.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

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Potential Conflicts

The OTC Markets, on which we have our shares of common stock quoted, does not currently have any director independence requirements.

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer’s understanding of his/her fiduciary duties to us.

Currently we have only one director, Eric Rice, who is also our Chairman, Chief Executive Officer and Chief Financial Officer, and will seek to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	has had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities;

●	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; or

●	been subject or a party to or any other disclosable event required by Item 401(f) of Regulation S-K.

Code of Business Conduct and Ethics

Upon incorporation we adopted a written code of ethics applicable to our board of directors, officers and employees in accordance with applicable Federal and states securities laws. Our board of directors shall oversee compliance with the code of ethics as it relates to the company through an officer designated by the board. Employees are required to report known and suspected breaches of our code of ethics to an appropriate supervisor, or in the case of officers and directors, to a senior officer designated by our board of directors. Our code of ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we will file with securities regulators and in our other public communications;

●	compliance with applicable laws, rules and regulations, including insider trading compliance; and

●	accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

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COMPENSATION OF DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named directors, executive officers and key employees for the fiscal years ended December 31, 2020 and 2019, the transition period ended December 31, 2018 and the fiscal year ended April 30, 2018:

Name and Principal Position	Period	Base Salary ($)	Option Awards ($)(4)	All Other Compensation ($)(5)&(6)	Total ($)
Arthur Mikaelian Chief Executive Officer and member of the board of directors	Fiscal Year ended December 31, 2020	-	-	1,238,667	1,238,667
Non-officer	Fiscal Year ended December 31, 2019	-	-	2,317,868	2,317,868

Phil Sands Formerly Chief Executive Officer, President and member of the board of directors.	December 4, through December 31, 2020	8,000	-	465,000	473,000

Eric Rice	Fiscal Year ended December 31, 2020	113,900	-	-	113,900
	Fiscal Year ended December 31, 2019	103,044	—	—	103,044
Founder, Former Chairman and Former Chief	Transition Period ended December 31, 2018	14,500	—	—	14,500
Executive Officer (Principal Executive Officer) (1)	Fiscal Year ended April 30, 2018	—	—	—	—

Jeffrey Doiron	Fiscal Year ended December 31, 2020	77,938
Former President (2)	Fiscal Year ended December 31, 2019	93,732	415,672	—	509,404
	Transition Period ended December 31, 2018	—	—	59,027	59,027
	Fiscal Year ended April 30, 2018	—	—	—	—

Kirk Westwood	Fiscal Year ended December 31, 2020	57,699		20,807
Former Vice President (2)	Fiscal Year ended December 31, 2019	71,803	566,826	30,293	668,922
	Transition Period ended December 31, 2018	—	—	87,710	87,710
	Fiscal Year ended April 30, 2018	—	—	—	—

Blake Gillette (3)	Fiscal Year ended December 31, 2020	72,703
	Fiscal Year ended December 31, 2019		-	-
	Transition Period ended December 31, 2018	38,332	-	-
	Fiscal Year ended April 30, 2018	25,800	-	-

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(1)	Appointed June 6, 2018, resigned as Chief Executive Officer December 4, 2020.

(2)	Appointed June 6, 2018, resigned, officer position December 4, 2020.

(4)	The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718 by utilizing the Black-Scholes option-pricing model.

(5)	Dr. Mikaelian was awarded 8,000,000 shares of restricted common shares in 2019. 2,250,000 shares vested in 2019 and were valued at $2,317,868, and 2,500,000 shares vested in 2020 and were valued at $1,238,667.

(6)	The Preferred Series A shares were valued by and independent valuation professional to be $0.186 per share on April 14, 2020 for a total of $465,000, based on the control features of the shares.

Employment Agreements

The Company entered into employment agreements with Mr. Rice, Doiron, Gillette and Westwood on September 4, 2019 pursuant to which Mr. Rice agreed to serve as our Chief Executive Officer for annual compensation of $120,000, Mr. Doiron agreed to serve as our President for annual compensation of $108,000, Mr. Gillette agreed to serve as Executive Vice President for $78,000, and Mr. Westwood agreed to serve as our Vice President for annual compensation of $78,000. The aforementioned officers have resigned their positions for personal reasons and were not as a result of any disagreements with the registrant relating the registrant’s operations, policies or practices. In October of 2020, Mr. Rice, Doiron, Gillette and Westwood were furloughed and ceased to serve as employees of the Company.

On November 15, 2020, the Company entered into an interim compensation agreement with Mr. Phil Sands providing for monthly compensation of $8,000 commencing December 1, 2020 until March 1, 2021. Mr. Sands resigned as of May 10, 2021 and will be paid health insurance benefits through January 2022.

We have no other cash compensation agreements as of this filing.

Director Compensation

We have no arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

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Compensation Committee

We do not have a separate compensation committee. Instead, our board of directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers our stock option plans and other benefit plans, if any, and considers other matters that may be brought forth to it.

Risk Management Considerations

We believe our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Certain Relationships and Related Transactions

Except as set forth below, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of those persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last two fiscal years, including the period ended December 31, 2020.

On April 14, 2020, we issued to Eric Rice, our former Chairman, Chief Executive Officer and Chief Financial Officer, 2,500,000 shares of a newly created class of preferred stock, Series A Preferred Stock, in a private placement transaction in satisfaction of certain accrued but unpaid compensation in the amount of $120,000 then owed to Mr. Rice.

On November 16, 2020, the Company entered into a Control Block Transfer Agreement with Eric Rice and Phil Sands, pursuant to which, Mr. Rice agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Mr. Sands, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Rice agreed to transfer the Control Block to Phil Sands in order to consummate the Company’s transition into a holding company, without requiring the Company to further dilute its stock through the issuance of new shares.

On November 16, 2020, the Company entered into a Share Cancellation Agreement with Eric Rice, holder of 18,030,032 shares of QNTA Common Stock, pursuant to which Mr. Rice agreed to cancel 17,030,032 shares (16,951,432 shares were cancelled December 29, 2020), and to retain ownership of 1,000,000 shares of Common Stock. Mr. Rice agreed to cancel and return to treasury 17,030,032 shares in order to assist the Company with its plans to attract experienced management, reorganize into a holding company, while transitioning the Company’s existing CBD business operations into a newly formed operating subsidiary, without requiring QNTA to further dilute its stock through the issuance of new shares.

On December 21, 2020, the Company entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife Rx”) pursuant to which, the Company agreed to acquire 51% of Medolife Rx in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock, which, were issued to Dr. Arthur Mikaelian upon closing on January 14, 2021. Dr. Mikaelian’s 9,000 shares of Series B Convertible Preferred Stock are convertible into fifty-four percent (54%) of the issued and outstanding shares of the Company’s common stock on a fully converted basis.

Review, Approval and Ratification of Related Party Transactions

Our board of directors is responsible to approve all related party transactions. Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee of the company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Currently, Arthur Mikaelian is our sole director. According to the NASDAQ definition, Dr. Mikaelian is not an independent director because he currently holds the title of an officer in the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock and Preferred Stock as of June 9, 2021 by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group as of June 9, 2021.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned, and percentage ownership is based on 180,190,894  shares outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

	Preferred Stock Beneficially Owned
Name And Address (1)	Common Stock Beneficially Owned	Percentage Owned (2)	Series A	Percentage Owned (2)	Series B	Percentage Owned (2)
Arthur Mikaelian, PhD, Chairman, Chief Executive Officer (3)	5,375,000	3%	2,500,000	100%	9,000	100%

All directors and officers as a group (2 persons)	5,375,000	3%	2,500,000	100%	9,000	100%
Other 5% Holders
Brothers Pascarella LLC	9,800,000	6.8%

(1)	The address for each such person is 632 S Glenwood Place, Burbank, CA 91506

(2)	Based on 180,190,894 shares of Common Stock and 2,510,000 shares of Preferred Stock issued and outstanding as of June 9, 2021. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	On May 10, 2021, the Company executed a Control Block Transfer Agreement with Phil Sands and Arthur Mikaelian, pursuant to which, effective Mr. Sands agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Dr. Mikaelian, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Sands agreed to transfer the Control Block to Arthur Mikaelian in exchange for 3,000,000 shares of the Company’s Common Stock, and for the payment of $22,500 in accrued salary, as well as the payment of health insurance benefits through January of 2022.

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SECURITIES BEING OFFERED

The following is a summary of the rights of our Common Stock as provided in our Certificate of Incorporation, and bylaws. For more detailed information, please see our Certificate of Incorporation and bylaws which have been filed (or incorporated by reference) as exhibits to the Registration Statement of which this Prospectus is a part.

This Offering relates to the offer and sale of up to 100,000,000 Shares of our Common Stock.

Our articles of incorporation authorize the issuance of 500,000,000 shares of Common Stock. The holders of our Common Stock:

●	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

●	are entitled to share ratably in all of the assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

●	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

On May 28, 2021, our Board of Directors and a majority in interest of the shares entitled to vote, approved an increase in the number of authorized shares to three billion (3,000,000,000). It is expected that the increase in the number of authorized shares will be effective on or about July 2, 2021.

Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for the issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of unissued and unreserved common stock (or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks (which they currently are and probably will be for the foreseeable future). Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this S-1, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

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Series A Preferred Stock

On April 14, 2020, the Company filed a Certificate of Designation for the Company’s Series A Preferred Stock with the Secretary of State of Nevada designating 2,500,000 shares of its authorized preferred stock as Series A Preferred Stock, par value of $0.001 per share. The Series A Preferred Stock is not entitled to receive any dividends or liquidation preference and are not convertible into shares of the Company’s common stock. The holders of the Series A Preferred Stock, in the aggregate, have voting power equal to 51% of the total votes of all of the outstanding common and preferred stock of the Company entitled to vote. Accordingly, each share of Series A Preferred Stock shall have voting rights equal to one and one-tenth (1.1) times a fraction, the numerator of which is the shares of outstanding common stock and undesignated preferred stock of the Company and the denominator of which is number of shares of outstanding Series A Preferred Stock. With respect to all matters upon which stockholders are entitled to vote or give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote with the holders of the common stock and any outstanding preferred stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s Articles of Incorporation. On April 14, 2020, our former Chairman, Chief Executive Officer and Chief Financial Officer, Eric Rice, was issued all 2,500,000 shares of the Series A Preferred Stock, giving him effective voting control over the Company’s affairs.

On November 16, 2020, the Company entered into a Control Block Transfer Agreement with Eric Rice and Phil Sands, pursuant to which, Mr. Rice agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Mr. Sands, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Rice agreed to transfer the Control Block to Phil Sands in order to consummate the Company’s transition into a holding company, without requiring the Company to further dilute its stock through the issuance of new shares. On May 10, 2021, the Company executed a Control Block Transfer Agreement with Phil Sands and Arthur Mikaelian, pursuant to which, Mr. Sands agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Dr. Mikaelian.

Series B Preferred Stock

The terms of the Certificate of Designation of the Series B Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that the shares of Series B Convertible Preferred Stock are convertible into fifty-four percent (54%) of the issued and outstanding shares of the Company’s common stock on a fully converted basis. Each share of Series B Preferred Stock shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series B Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock, including common stock as the result of the purchase, exercise or conversion of outstanding derivative or convertible securities (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than one hundred twelve million five hundred thousand (112,500,000) shares (inclusive of conversions of Series B Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series B Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be one hundred twelve million five hundred thousand (112,500,000). Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as-converted basis, either by written consent or by proxy.

On January 14, 2021, the Board of Directors of the Company approved the issuance of all 9,000 of the 9,000 authorized shares of Series B Convertible Preferred Stock as follows:

Dr. Arthur Mikaelian	9,000 Shares of Series B Preferred Stock

Series C Preferred Stock

The terms of the Certificate of Designation of the Series C Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that such Series C Convertible shares have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”) and each Series C Preferred Share shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock; provided that, for a period of twenty for (24) months from the Issuance Date, if the Company issues shares of common stock, including common stock as the result of the purchase, exercise or conversion of outstanding derivative or convertible securities (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than one hundred twelve million five hundred thousand (112,500,000) shares (inclusive of conversions of Series C Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series C Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be one hundred twelve million five hundred thousand (112,500,000). Subject to the beneficial ownership limitations of 9.99%, set forth in Section 5 (b) of the attached Series C Convertible Preferred Stock Certificate of Designation, each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy.

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On January 14, 2021, the Board of Directors of the Company approved the issuance of all 1,000 authorized shares of Series C Convertible Preferred Stock to the following Medolife Rx Designees:

Trillium Partners LP	500 Shares of Series C Preferred Stock
Sagittarii Holdings, Inc.	500 Shares of Series C Preferred Stock

Selected Provisions of the Nevada Revised Statutes

Directors’ Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and shippers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters’ Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

●	listed on a national securities exchange,

●	included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or

●	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner’s interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days’ written notice. The records covered by this right include official copies of:

●	the articles of incorporation, and all amendments thereto,

●	bylaws and all amendments thereto; and

●	a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

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In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our most recent annual report on Form 10-K. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders’ meeting held upon the request and at the expense of the acquiring person. If the acquiring person’s shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company’s outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company’s articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder.” As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the Exchange Act, unless the company’s articles of incorporation provide otherwise.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

●	our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

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Amendments to Bylaws

Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The transfer agent for our common stock is Nevada Agency and Transfer Company, 50 W. Liberty Street Suite 880 Reno, Nevada 89501. Its telephone number is (775) 322-0626.

EXPERTS

Weinberg & Company, P.A., independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2020 and 2019, and for the years then ended, as stated in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern) appearing elsewhere herein. We have included our financial statements in this prospectus and elsewhere in the offering circular in reliance on the report of Weinberg & Company, P.A, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Jonathan D. Leinwand, P.A. of Aventura, Florida, will issue to Quanta, Inc. its opinion regarding the legality of the common stock being offered hereby. Jonathan D. Leinwand, P.A. has consented to the references in this offering to its opinion.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). At some point in the near future we intend to make our reports, amendments thereto, and other information available, free of charge, on our website. At this time, we do not provide a link on its website to such filings, and there is no estimate for when such a link on our website will be available.

We also have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, of which this Prospectus is a part , with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this S-1 regarding the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement and all exhibits thereto also may be found on the EDGAR system at the SEC’s website.

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PART III – EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description

2.1	Articles of Incorporation of Quanta, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Commission on March 27, 2017).

2.2	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on February 5, 2019).

2.3	Bylaws of Quanta, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Commission on March 27, 2017).

2.4	Certificate of Amendment to Articles of Incorporation and Certificate of Designation for Series A Preferred Stock (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Commission on April 14, 2020).

2.5	Certificate of Designation for Series B Preferred Stock filed in Nevada on January 12, 2021 (incorporated by reference to Exhibit 10.2 to the Current Report filed on Form 8-K with the Commission on January 19, 2021.)

2.6	Certificate of Designation for Series C Preferred Stock filed in Nevada on January 12, 2021 (incorporated by reference to Exhibit 10.3 to the Current Report filed on Form 8-K with the Commission on January 19, 2021.)

4.1*	Form of subscription agreement

6.1	Conflict of Interest Agreement (Incorporated by reference to Exhibit 10.1 to the S-1 Registration Statement filed with the Securities and Exchange Commission on March 27, 2017).

6.2	Form of Subscription Agreement dated June 2018 (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2018).

6.3	Form of Warrant dated June 2018 (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2018).

6.4	Joint Venture Agreement by and between Quanta, Inc. and 2664431 Ontario Inc. dated as of September 5, 2018 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2018).

6.5	Exclusive License and Joint Venture Agreement dated March 23, 2017 (Incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-KT filed with the Securities and Exchange Commission on April 16, 2019).

6.5	Quanta, Inc. 2019 Omnibus Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2019)

6.6	Form of Employment Agreement, dated as of September 4, 2019, by and between Quanta, Inc. and Eric Rice (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed with the Commission on September 5, 2019).

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6.7	Form, of Employment Agreement, dated as of September 4, 2019, by and between Quanta, Inc. and Jeffrey Doiron (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed with the Commission on September 5, 2019).

6.8	Form of Employment Agreement, dated as of September 4, 2019, by and between Quanta, Inc. and Blake Gillette (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed with the Commission on September 5, 2019).

6.9	Form of Employment Agreement, dated as of September 4, 2019, by and between Quanta, Inc. and Kirk Westwood (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed with the Commission on September 5, 2019).

6.10	Form of Securities Purchase Agreement, dated as of November 25, 2019, by and between Quanta, Inc. and the Purchasers Signatory Thereto (incorporated by reference to Exhibit 10.1 of Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2019).

6.11	Form of Registration Rights Agreement, dated as of November 25, 2019, by and between Quanta, Inc. and the Purchasers Signatory Thereto (incorporated by reference to Exhibit 10.2 of Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2019).

6.12	Ten Percent (10%) Convertible Note, dated as of November 25, 2019, issued by Quanta, Inc. in favor of Livingston Asset Management LLC (incorporated by reference to Exhibit 10.3 of Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2019).

6.13	Equity Purchase Agreement, dated as of April 9, 2020, by and between Quanta, Inc. and Oscaleta Partners LLC (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 10, 2020).

6.14	Registration Rights Agreement, dated as of April 9, 2020, by and between Quanta, Inc. and Oscaleta Partners LLC (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 10, 2020).

6.15	Promissory Note, dated as of April 9, 2020, issued by Quanta, Inc. in favor of Oscaleta Partners LLC (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 10, 2020).

6.16	Form of Securities Purchase Agreement, dated as of April 27, 2020, by and between Quanta, Inc. and the Purchasers Signatory Thereto (incorporated by reference to Exhibit 10.17 of Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2020).

6.17	Form of Note, dated as of April 27, 2020, by and between Quanta, Inc. and the Holders Thereof (incorporated by reference to Exhibit 10.18 of Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2020).

6.18	Agreement and Plan of Merger and Reorganization, dated June 6, 2018, among Freight Solution, Inc., Bioanomaly, Inc. and Quanta Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed with the Commission on June 18, 2018).

6.19	Control Block Transfer Agreement dated November 16, 2020 among Quanta, Inc., Eric Rice, and Phil Sands (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on November 18, 2020.)

6.20	Share Cancellation Agreement dated November 16, 2020 among Quanta, Inc. and Eric Rice (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Commission on November 18, 2020.)

6.21	Securities Exchange Agreement dated December 21, 2020 among Quanta, Inc. and Medolife Rx, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on December 22, 2020.)

11.1*	Consent of Weinberg & Company, P.A.

11.2*	Consent of Jonathan D. Leinwand, P. A. (included in Exhibit 12.1)

12.1*	Opinion of Jonathan D. Leinwand, P.A.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on June 17, 2021.

QUANTA, INC.

By:	/s/ Arthur Mikaelian
Arthur Mikaelian
Chairman, Chief Executive Officer and Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ Arthur Mikaelian	Chairman, Chief Executive Officer and	June 17, 2021
Arthur Mikaelian	Chief Financial Officer (principal executive officer and principal financial officer)

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F-1

QUANTA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$313,525	$6,270
Accounts receivable	-	685
Accounts receivable (net of reserve of $49,700) – related party	149,100	-
Deferred charges – related party	-	134,704
Inventories	44,009	19,220
Prepaid production cost	100,000	-
Total current assets	606,634	160,879

Equipment, net	195,919	200,523
Operating lease right-of-use asset, net	341,844	362,227
Deposits	16,883	16,883

Total assets	$1,161,280	$740,512

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$618,195	$673,494
Notes payable (net of deferred finance charges of $38,171 and $42,261 at March 31, 2021 and December 31, 2020, respectively)	400,165	482,724
Convertible note payable (net of discount of $29,369 and $539,282 at March 31, 2021 and December 31, 2020, respectively)	1,393,752	1,074,814
Deferred revenue, license agreement	27,002	34,818
Operating lease liabilities, short-term	102,400	100,901
Settlement Reserve	235,759	235,759
Total current liabilities	2,777,272	2,602,510

Long term liabilities
Notes payable, long term	454,327	451,368
Operating lease liabilities, long-term	273,714	294,880
Total liabilities	3,505,314	3,348,758

Commitments and contingencies:

Mezzanine equity:
Series B preferred stock, $0.00001 par value, 9,000 shares authorized, 9,000 and -0- issued and outstanding at March 31, 2021 and December 31, 2020, respectively	1,522,198	-
Series C preferred stock, $0.00001 par value, 1,000 shares authorized, 1,000 and -0- issued and outstanding at March 31, 2021 and December 31, 2020, respectively	169,133	-
Total Mezzanine equity	1,691,331	-

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 25,000,000 shares authorized; 2,500,000 issued and outstanding	2,500	2,500
Common stock, $0.001 par value; 500,000,000 shares authorized; 99,897,748 and 46,756,970 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	99,900	46,757
Shares to be issued (4,875,000 and 4,875,000 as of March 31, 2021 and December 31, 2020, respectively)	3,802,047	3,641,868
Additional paid-in capital	9,492,252	10,102,805
Accumulated deficit	(17,295,903)	(16,402,176)
Total Quanta, Inc. stockholders deficit	(3,899,204)	(2,608,246)
Noncontrolling interest in consolidated subsidiary	(136,161)	-
Total stockholders’ deficit	(4,035,365)	(2,608,246)

Total liabilities and stockholders’ deficit	$1,161,280	$740,512

See notes to condensed consolidated financial statements

F-2

QUANTA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31, 2021	Three months ended March 31, 2020
	(Unaudited)	(Unaudited)
Sales, net (includes sales to related party of $198,800 for the three months ended March 31, 2021)	$318,807	$350,349
License revenue	7,816	6,455
Total revenue	326,623	356,804
Cost of goods sold	34,984	28,365
Gross profit	291,639	328,439

Operating expenses:
Employee compensation and contractors	129,422	382,071
Selling, general, and administrative (includes royalty of $105,000 and $75,000 to related party for the three months ended March 31, 2021 and 2020, respectively)	3,016,277	912,240
Research and development	130,825	77,876
Total operating expenses	3,276,524	1,372,187
Loss from operations	(2,984,885)	(1,043,748)

Other income (expense):
Interest expense	(67,817)	(188,637)
Discount amortization	(31,945)	-
Private placement	-	(262,000)
Change in fair value derivative	-	135,139
Other income and expense, net	(99,762)	(315,498)

Net loss	(3,084,647)	(1,359,246)

Net loss attributable to noncontrolling interest	136,161	-

Net loss attributable to Quanta, Inc.	$(2,948,486)	$(1,359,246)

Net loss per share, basic and diluted	$(0.05)	$(0.02)
Weighted average common shares outstanding – basic and diluted	63,300,000	39,200,090

See notes to condensed consolidated financial statements

F-3

QUANTA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

Three months ended March 31, 2021 (Unaudited)

	Mezzanine Equity -		Mezzanine Equity -
	Series B		Series C		Series A
	Preferred Stock,		Preferred Stock,		Preferred Stock,		Common Stock
	par value $0.00001		par value $0.00001		par value $0.001		par value $0.001		Additional Paid-in	Shares To be	Accumulated	Non Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	Interest	Deficit
Balance December 31, 2020	-	$-	-	$-	2,500,000	2,500	46,756,970	$46,757	$10,102,805	$3,641,868	$(16,402,176)	$-	$(2,608,246)

Adjustment for adoption of ASU 2020-6	-	-	-	-	-	-	-	-	(2,557,812)	-	2,054,759	-	(503,053)
Issuance of shares
Shares issued for cash	-	-	-	-	-	-	32,475,000	32,475	981,525	-	-	-	1,014,000
Fair value of shares for services	-	-	1,000	169,133	-	-	6,000,000	6,000	512,950	-	-	-	518,950
Fair value of shares issued to employess and officer	9,000	1,522,198	-	-	-	-	-	-	-	-	-	-	-
Fair value of vested options	-	-	-	-	-	-	-	-	70,994		-	-	70,994
Fair value of restricted shares	-	-	-	-	-	-	-	-	-	160,179	-	-	160,179
Shares issued for conversion of convertible notes	-	-	-	-	-	-	14,665,778	14,668	381,790	-	-	-	396,458

Net loss	-	-	-	-	-	-	-	-	-	-	(2,948,486)	(136,161)	$(3,084,647)
Balance March 31, 2021	9,000	$1,522,198	1,000	$169,133	2,500,000	$2,500	99,897,748	$99,900	$9,492,252	$3,802,047	$(17,295,903)	$(136,161)	$(4,035,365)

Three months ended March 31, 2020 (Unaudited)
	Common Stock, par value $0.001		Additional
	Number of shares	Amount	paid-in capital	Shares to be issued	Accumulated deficit	Total
Balance, December 31, 2019	49,087,255	$49,087	$5,619,733	$2,847,868	$(8,237,747)	$278,941

Issuance of shares	5,000,000	5,000	495,000	(500,000)	-	-

Shares issued for cash	111,111	1,111	28,889	-	-	30,000

Fair value of vested options	-	-	79,995	-	-	79,995

Fair value of shares for services	-	-	-	426,000	-	426,000

Net loss	-	-		-	(1,359,245)	(1,359,245)

Balance, March 31, 2020 (Unaudited)	54,198,366	$55,198	$6,223,617	$2,773,868	$(9,596,992)	$(544,309)

F-4

QUANTA, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
	(Unaudited)	(Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(3,084,647)	$(1,359,245)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	17,584	51,729
Fair value of shares issued for services	688,083	426,409
Fair value of vested options	70,994	79,995
Fair value of vested restricted shares	160,179	-
Fair value of Series B preferred shares issued to officer	1,522,198	-
Amortization of convertible note discount	24,360	178,660
Amortization of note payable discount	7,050
Change in fair value of derivative	-	(135,139)
Private placement costs	-	262,000
Amortization of right-of-use asset	20,383	41,208
Fees paid through conversion of convertible notes	12,983	-
Changes in operating assets and liabilities:
Accounts receivable	685	9,104
Accounts receivable, related party	(198,800)
Allowance for doubtful accounts	49,700	-
Deferred expenses, related party	134,704	-
Inventories	(24,789)	(20,975)
Prepaid production costs	(100,000)	7,500
Accounts payable and accrued liabilities	(55,300)	54,169
Deferred revenue	(7,816)	(7,808)
Operating lease liabilities	(19,667)	(38,751)
Net cash used in operating activities	(782,116)	(451,145)

CASH FLOW FROM INVESTING ACTIVITIES:
Deposits	-	(30,000)
Purchase of equipment	(12,980)	(80,272)
Net cash used in investment activities	(12,980)	(110,272)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from convertibles notes payable	175,000	153,000
Proceeds from notes payable	10,000	-
Principal payments of notes payable	(96,649)	(7,500)
Proceeds from shares issued for cash	1,014,000	30,000
Net cash provided by financing activities	1,102,351	175,500

Increase (decrease) in cash	307,255	(385,917)
Cash and cash equivalents, beginning of period	6,270	433,133
Cash and cash equivalents, end of period	$313,525	$47,226

Supplemental Disclosures of Cash Flow Information:
Cash paid for taxes	-	-
Cash paid for interest	-	-

Non-cash investing and financing activities
Adjustment for adoption of ASU 2020-06	503,053	-
Common shares issued for conversion of convertible notes	396,458	-
Derivative liabilities allocated to convertible note discount	-	153,000
Recognition of operating lease right-of-use asset and operating lease liabilities	$-	$431,402

See notes to condensed consolidated financial statements

F-5

QUANTA, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2021 AND 2020 (UNAUDITED)

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Quanta, Inc. (the “Company”) is an applied science company focused on increasing energy levels in plant matter to increase performance within the human body. The Company’s operations are based in Burbank, California.

On December 21, 2020, the Company entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife Rx”) pursuant to which, the Company agreed to acquire 51% of Medolife Rx in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock. On January 14, 2021, the Company completed the acquisition of 51% of Medolife, which had nominal assets, liabilities, and operations. (see Notes 12 and 13).

Quanta, Inc. is a biotechnology company actively involved in both the pharmaceutical and nutraceutical industries. It mostly operates through its majority-owned subsidiary Medolife which is focused on the research and development of therapeutics for multiple medical indications, including viral infections such as the SARS-CoV-2 virus and multiple forms of cancer.

Medolife was founded by Dr. Arthur Mikaelian who pioneered the polarization technology that the company uses in all of its products which has been shown to increase the potency of synthetic and organic compounds.

Basis of presentation-Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. The results of operations for the three months ended March 31, 2021, are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2021. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2020 and notes thereto contained in the Annual Report on Form 10-K of the Company as filed with the SEC on April 15, 2021.

The consolidated financial statements include the accounts of Quanta Inc, and its 51% owned subsidiary, Medolife Rx, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the quarter ended March 31, 2021, the Company incurred a net loss of $3,084,647 and used cash in operating activities of $782,116, and at March 31, 2021, the Company had a stockholders’ deficit of $4,035,365. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. In addition, the Company’s independent registered public accounting firm, in its report on the Company’s December 31, 2020 financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At March 31, 2021, the Company had cash on hand in the amount of $313,525. Subsequent to March 31, 2021, the Company received $1,231,000 for subscriptions to purchase 73,895,644 shares of common stock. Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to, among others, allowance for doubtful accounts receivable, impairment analysis of long-term assets, valuation allowance on deferred income taxes, assumptions used in valuing stock instruments issued for services, assumptions made in valuing derivative liabilities, and the accrual of potential liabilities. Actual results may differ from these estimates.

Revenue recognition

The Company follows the guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

F-6

Product Sales—Substantially all of the Company’s revenue is derived from product sales. Product revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. The Company’s performance obligations are satisfied at that time. The Company does not have any significant contracts with customers requiring performance beyond delivery, and contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time.

License revenue— Revenue from symbolic IP is recognized over the access period to the Company’s IP (see Note 2).

Cost of goods sold includes direct costs and fees related to the sale of our products.

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Stock-based compensation

The Company periodically issues stock options, warrants, shares of common stock, and restricted stock unit awards, as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation (Topic 718). Stock-based compensation cost for employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for the services.

The fair value of the Company’s stock options is estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Prepaid production costs

In February 2021, the Company’s subsidiary Medolife Rx entered into a collaboration and joint development agreement with a company (the “Agent) for Medolife to produce some of its products in the Agent’s facility. Medolife Rx agreed to pay the Agent $300,000 for the right to use the Agents production facility for a term of five years. Medolife Rx will also pay a production fee, as defined, to the Agent for any production. The Company determined that there is no distinct asset that it is purchasing from the Agent and will record amortization of the prepaid fee ratably over the life of the contract. As of March 31, 2021, the Company had paid the Agent $100,000 of the fee.

Advertising costs

Advertising costs are expensed as incurred. During the quarters ended March 31, 2021 and March 31, 2020, advertising costs totaled $57,959 and $33,682, respectively.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. During the quarters ended March 31, 2021 and March 31, 2020, research and development costs totaled $130,825 and $77,876, respectively and include salaries, benefits, and overhead costs of personnel conducting research and development of the Company’s products.

Net Loss per Share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Shares used in the calculation of basic net loss per common share include vested but unissued shares underlying awards of restricted common stock. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding warrants and convertible notes are exercised and the proceeds are used to purchase common stock at the average market price during the period. Warrants and convertible notes may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants.

For the three months ended March 31, 2021 and 2020, the dilutive impact of common stock equivalents, e.g. stock options, warrants and convertible notes payable have been excluded from calculation of weighted average shares because their impact on the loss per share is anti-dilutive.

As of March 31, 2021, 1,325,000 options were outstanding of which 975,814 were exercisable, and convertible debt and accrued interest totaling $1,499,879 was convertible into 97,064,539 shares of common stock. It should be noted that contractually the limitations on the third-party notes (and the related warrant) limit the number of shares converted to either 4.99% or 9.99% of the then outstanding shares. As of March 31, 2021, and2020 potentially dilutive securities consisted of the following:

	March 31, 2021	March 31, 2020
Stock options	1,325,000	3,290,000
Unvested restricted shares	2,625,000	5,125,000
Convertible notes payable	97,064,539	889,469
Total	101,014,539	9,304,469

F-7

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued liabilities, and notes payable, approximate their fair values because of the short-term nature of these financial instruments.

As of March 31, 2021 and December 31, 2020, the Company did not have any Level 2 liabilities comprised of the fair value of embedded derivative liabilities.

Concentrations of risks

For the three months ended March 31, 2021, one customer accounted for 61% of revenue. For the three months ended March 31, 2020, no customer accounted for 10% or more of revenue. As of March 31, 2021 and March 31, 2020, one customer accounted for 100% and 35% of accounts receivable. No other customer accounted for 10% or more of accounts receivable.

As of March 31, 2021, two vendors accounted for 61% and 63% of accounts payable and no other vendor accounted for 10% or more of accounts payable. As of December 31, 2020, two vendors accounted for 63% of accounts payable.

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits that are insured by the Federal Deposit Insurance Corporation, or FDIC. At times, deposits held may exceed the amount of insurance provided by the FDIC. The Company has not experienced any losses in its cash and believes it is not exposed to any significant credit risk.

Segments

The Company operates in one segment for the development and distribution of our CBD products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).” ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion accounting models. As a result, the Company’s convertible debt instruments will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. For contracts in an entity’s own equity, the type of contracts primarily affected by this update are freestanding and embedded features that are accounted for as derivatives under the current guidance due to a failure to meet the settlement conditions of the derivative scope exception. The Company early adopted ASU No. 2020-06 effective January 1, 2021 using the modified retrospective approach. Upon adoption, the following changes resulted: (i) the intrinsic value of the beneficial conversion feature recorded in 2020 was reversed as of the effective date of adoption, thereby resulting in an increase in the convertible debentures with an offsetting adjustment to additional paid in capital and (ii) interest expense recorded in 2020 that was related to the amortization of the discount related to the beneficial conversion feature was reversed against opening accumulated deficit. Accordingly, the adoption of ASU 2020-06 resulted in a decrease to accumulated deficit of $2,054,759, a decrease in addition paid in capital of $2,557,812, and an increase in convertible notes payable of $503,053 on January 1, 2021.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The standard is effective for interim and annual reporting periods beginning after December 15, 2022. The Company is currently assessing the impact of adopting this standard on the Company’s financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-8

NOTE 2 – INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or net realizable value, and net of reserves, consisted of the following:

	March 31, 2021	December 31, 2020

Raw materials and packaging	$22,170	$3,144
Finished goods	21,839	16,076

	$44,009	$19,220

The Company has recorded a reserve for slow moving and potentially obsolete inventory. The reserve at March 31, 2021 and December 31, 2020 was $9,125 and $9,125, respectively.

NOTE 3 - EQUIPMENT

Equipment, stated at cost, less accumulated depreciation consisted of the following:

	March 31, 2021	December 31, 2020

Machinery-technology equipment	$704,772	$704,772
Machinery-technology equipment under construction	48,949	35,969
	753,721	740,741
Less accumulated depreciation	(557,802)	(540,218)

	$195,919	$200,523

Depreciation expense for the three months ended March 31, 2021 and 2020 was $17,584 and $54,989, respectively. As of March 31, 2021, the equipment under construction is approximately 50% complete, and is expected to be completed and placed into service during the year ended December 31, 2021.

NOTE 4 - OPERATING LEASE

At March 31, 2021, the Company has one operating lease for its headquarters office space in Burbank. The lease commenced on January 1, 2020, and has a term for 5 years, with annual fixed rental payments ranging from $90,000 to $101,296. At March 31, 2021, the balance of the lease’s right of use asset and corresponding lease liability were $341,844 and $376,114, respectively. At March 31, 2021, the Company is also obligated under a lease that was abandoned in December 2020. The total due to the lessor for the abandoned lease space is $235,759 and is recorded as lease settlement obligation at March 31, 2021.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

Three months ended March 31, 2021

Lease Cost
Operating lease cost (included in selling, general, and administrative expense in the Company’s statement of operations)	$44,274

Other Information
Cash paid for amounts included in the measurement of lease liabilities for 2021	$23,891
Weighted average remaining lease term – operating leases (in years)	2.75
Average discount rate – operating leases	4%

At March 31, 2021
Operating leases
Long-term right-of-use assets	$341,844

Short-term operating lease liabilities	$102,400
Long-term operating lease liabilities	273,714
Total operating lease liabilities	$376,114

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2021(remainder of year)	68,809
2022	95,481
2023	98,345
2024	118,266
Total lease payments	380,901
Less: Imputed interest	4,787
Present value of lease liabilities	376,114
Less current portion	(102,400)
Operating lease liabilities, long-term	$273,714

Lease expense were $23,891 and $26,897 during the three months ended March 31, 2021 and 2020, respectively.

F-9

NOTE 5 – NOTES PAYABLE

	March 31, 2021	December 31, 2020

(a) Notes payable secured by equipment (net of deferred finance charge of $67,767 and $74,817)	$304,218	$363,817
(b) Note payable, secured by assets-in default	13,350	33,350
(c) Note payable, Payroll Protection Loan	134,125	134,125
(d) Note payable, Economic Injury Disaster Loan	160,000	160,000
(e) Revenue sharing agreement	242,800	242,800
Total notes payable outstanding	854,492	934,092
Current portion	400,165	482,724

Long term portion	$454,327	$451,368

(a)	In April 2020 and May 2020, the Company entered into two financing agreements aggregating $505,646. The notes have a stated interest rate of 10.9%. The notes were issued at a discount including fees for underwriting, legal and administrative costs along with deferred financing costs. The deferred financing costs are being amortized over the terms of the notes. The notes are secured by the Company’s equipment, and require monthly payments of principal and interest of $21,000, and mature in April 2022 and May 2022. At December 31, 2020, the balance due on these notes was $438,634. During the quarter ended March 31, 2021, the Company made payments of $66,649 and at March 31, 2021, the balance due on these notes was $371,985.

(b)	Note payable, interest at 8.3% per annum, secured by all the assets of the Company. The note was due January 13, 2019 and on April 24, 2020, the note holder waived the default through December 31, 2020, and it is currently in default. During the three months ended March 31, 2021, the company made principal payments of $20,000. The note is in default and the Company is in discussion with the note holder.

(c)	On May 7, 2020, the Company was granted a loan (the “PPP loan”) from Bank of America in the aggregate amount of $134,125, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The PPP loan agreement is dated May 4, 2020, matures on May 4, 2022, bears interest at a rate of 1% per annum, with the first six months of interest deferred, is payable monthly commencing on November 2020, and is unsecured and guaranteed by the U.S. Small Business Administration (“SBA”). The loan term may be extended to April 20, 2025, if mutually agreed to by the Company and lender. We applied ASC 470, Debt, to account for the PPP loan. The PPP loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP loan may only be used for qualifying expenses as described in the CARES Act, including qualifying payroll costs, qualifying group health care benefits, qualifying rent and debt obligations, and qualifying utilities. The Company intends to use the entire loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses. The Company intends to apply for forgiveness of the PPP loan with respect to these qualifying expenses, however, we cannot assure that such forgiveness of any portion of the PPP loan will occur. As for the potential loan forgiveness, once the PPP loan is, in part or wholly, forgiven and a legal release is received, the liability would be reduced by the amount forgiven and a gain on extinguishment would be recorded. The terms of the PPP loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The Company was in compliance with the terms of the PPP loan as March 31, 2021.

(d)	On September 5, 2020, the Company received a $160,000 loan (the “EID Loan”) from the SBA under the SBA’s Economic Injury Disaster Loan program. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments of $0.7 per month are deferred for twelve months, and commence in June 2021. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties. The proceeds from the EID Loan must be used for working capital. The Loan contains customary events of default and other provisions customary for a loan of this type. The Company was in compliance with the terms of the EID loan as of March 31, 2021.

(e)	Between July 7, 2020, and July 29, 2020, the Company issued notes payable to third-party investors totaling $250,000. Under the terms of the note, the Company is to pay 50% of the net revenues beginning on August 21, 2020, for a product to be designed and produced by the Company. The product has not been produced and therefore no payments have been made. The Company has received a notice of default and demand for payment from three note holders (owed approximately $146,000). The Company has retained counsel who is in discussion with the note holders. See Note 13.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	March 31, 2021	December 31, 2020
Unsecured
(a) Convertible notes with fixed discount percentage conversion prices	$30,000	$180,200
Put premiums on stock settled debt	30,000	127,866

(b) Convertible notes with fixed conversion prices	1,363,752	936,944
Default penalty principal added	-	369,086
Total convertible notes principal outstanding	1,423,121	1,614,096
Debt discount	(29,369)	(539,282)

Convertible notes, net of discount and premium	$1,393,752	$1,074,814
Current portion	1,393,752	1,074,814
Long-term portion	$-	$-

F-10

(a)

At December 31, 2020, there was a $180,200 convertible notes with fixed discount percentage conversion prices outstanding. During the three months ended March 31, 2021, the two note holders fully converted principal and accrued interest into common stock. Upon conversion put premiums associated with these notes were reclassified to additional paid in capital. At the option of the holder, the two notes are convertible into shares of the Company’s common stock at a price per share discount of 50% of the lowest bid price of the Company’s common stock within twenty-five days prior to conversion. The Company determined that the conversion options of the convertible notes were not considered derivatives and qualify as stock settled debt under ASC 480 – “Distinguishing Liabilities from Equity”.

(b)

As of December 31, 2020, the Company issued convertible notes with fixed conversion prices aggregating $1,306,030 (including default penalties of $369,086). The notes are unsecured, bear interest at 10% per annum, and mature through June 30, 2021. The notes are convertible into common stock at $0.015 per share. The Company recorded debt discounts of $43,000. Beneficial Conversion Features totaling $2,557,812 were recognized with charges to debt discount or other expenses with an offset credit to additional paid in capital. The adoption of ASU 2020-06 (see note 2) using the modified approach yielded a charge of $2,557,812 to additional paid in capital with credits to the remaining Beneficial Conversion Feature debt discounts and retained earnings. The remaining other debt discounts are amortized over the life of the notes or are amortized in full upon the conversion of the corresponding notes to common stock.

During the three months ended March 31, 2021, the Company issued two convertible notes with fixed conversion prices aggregating $193,000. The notes are unsecured, bear interest at 10% per annum, and mature through August 31, 2021. The notes are convertible into shares of the Company’s common stock at a fixed conversion price of $0.015 per share. The Company recorded debt discounts and expenses of $18,000 to account for loan fees and original issue discounts ($18,000). The debt discounts are amortized over the life of the notes or are amortized in full upon the conversion of the corresponding notes to common stock.

The Company early adopted ASU No. 2020-06 effective January 1, 2021 using the modified retrospective approach. Upon adoption, the following changes resulted: (i) the intrinsic value of the beneficial conversion features recorded in 2020 was reversed as of the effective date of adoption, thereby resulting in an increase in the convertible debentures with an offsetting adjustment to additional paid in capital and (ii) interest expense recorded in 2020 that was related to the amortization of the discount related to the beneficial conversion feature was reversed against opening accumulated deficit. Accordingly, the adoption of ASU 2020-06 resulted in a decrease to accumulated deficit of $2,054,759, a decrease in addition paid in capital of $2,557,812, and an increase in convertible notes payable of $503,053 on January 1, 2021.

Note 7 – DERIVATIVE LIABILITIES AND FINANCIAL INSTRUMENTS

The Company had not derivative liabilities at March 31, 2021 or December 31, 2020. For the three months ended March 31, 2020, a roll-forward of the level 2 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2019	$400,139
Recognition of derivative liabilities upon initial valuation	415,000
Change in fair value of derivative liabilities during the three months ended March 31, 2020	(135,139)

Balance at March 31, 2020	$680,000

NOTE 8 – MEZZANINE EQUITY

The preferred shares below have been determined by the Company to be conditionally redeemable upon the occurrence of certain events that are not solely within the control of the issuer, and upon such event, the shares would become redeemable at the option of the holders, they are classified as ‘mezzanine equity’ (temporary equity). The purpose of this classification is to convey that such a security may not be permanently part of equity and could result in a demand for cash, securities or other assets of the entity in the future. The shares as valued have been classified as mezzanine equity and presented as such on the consolidated balance sheet and statement of shareholders deficit at March 31, 2021 as single line items due to the immaterial par value. The mezzanine equity value is not included in shareholders’ deficit.

Series B Convertible Preferred Stock

The terms of the Certificate of Designation of the Series C Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that such Series C Convertible shares have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”) and each Series C Preferred Share shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock. Anti-dilution terms of the preferred may change the conversion ratio. Each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. Additionally, the shareholders are entitled to liquidation benefits including a cash payout, the liquidation terms include sales and mergers affection a change in control.

On December 21, 2020, the Company entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife Rx”) pursuant to which, the Company agreed to acquire 51% of Medolife Rx in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock, which, were issued to Dr. Arthur Mikaelian upon closing on January 14, 2021. The shares issued to Dr. Mikaelian on January 14, 2021 were valued based on the conversion number of common shares at the market price on the date of issuance. Due fact that there Medolife Rx, Inc. was a start-up venture with no net asset value the value associated with the shares of $1,522,198 was charged to compensation expense during the three months ended March 31, 2021.

F-11

Series C Convertible Preferred Stock

The terms of the Certificate of Designation of the Series C Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that such Series C Convertible shares have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”) and each Series C Preferred Share shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock. Anti-dilution terms of the preferred may change the conversion ratio. Each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy. Additionally, the shareholders are entitled to liquidation benefits including a cash payout, the liquidation terms include sales and mergers affection a change in control.

On January 14, 2021, the Board of Directors of the Company approved the issuance of all 1,000 authorized shares of Series C Convertible Preferred Stock to the following Medolife Rx Designees:

Trillium Partners LP	500 Shares of Series C Preferred Stock

Sagittarii Holdings, Inc.	500 Shares of Series C Preferred Stock

The shares issued to Trillium and Sagittarii were valued based on the conversion number of common shares at the market price on the date of issuance. The shares were valued at $169,133 and were charged to expense for services during the three months ended March 31, 2021.

NOTE 9 – STOCKHOLDERS’ DEFICIT

Common Stock

On November 20, 2020, the Board of Directors approved an increase in the Company’s authorized shares of Common Stock from 100,000,000 to 500,000,000 shares by Unanimous Written Consent. The Secretary of State of Nevada approved the share increase.

The Company has 500,000,000 shares of par value $0.001 common stock authorized and 99,897,748 and 46,756,970 shares were outstanding as of March 31, 2021 and December 31, 2020, respectively.

Common stock issued for cash

During the year Marcher 31, 2021, the Company issued 32,475,000 shares of common stock mostly under the S1 then in effect at $0.04. In total $1,014,000 in cash was received.

Common stock issued for cash

During the three months ended March 31, 2021, the Company issued 32,475,000 shares of common stock for total proceeds of $1,014,000. The shares were primarily issued under a Form S-1 registration in effect at $0.04 per share.

Common stock issued for services

During the three months ended December 31, 2021, the Company issued 5,000,000 shares of common stock to service vendors with a fair value of $449,000, and 1,000,000 shares of common stock to employees and officers of the Company with a fair value of $69,950. The fair value of the shares was determined based on the closing price of the Company’s common stock on the date shares were granted, and recorded as stock compensation in selling, general and administrative expense.

Restricted common stock

In 2019, the Company agreed to issue 8,000,000 shares of the Company’s common stock with vesting terms to Arthur Mikaelian. 1,000,000 shares vested immediately, and the balance of 7,000,000 shares vest 625,000 shares per quarter over 2.8 years. The Company accounts for the share awards using a graded vesting attribution method over the requisite service period, as if each tranche were a separate award. During the three months ended March 31, 2021 and 2020, total share-based expense recognized related to vested restricted shares totaled $160,179 and $425,768, respectively. At March 31, 2021, there was $271,232 of unvested compensation related to these awards that will be amortized over a remaining vesting period of 1.1 years.

The following table summarizes restricted common stock activity for the three months ended March 31, 2021:

	Number of shares	Fair value of shares
Non-vested shares, December 31, 2020	3,250,000	431,411
Granted	-	-
Vested	(625,000)	(160,179)
Forfeited	-	-
Non-vested shares, March 31, 2021	2,625,000	$271,232

As of March 31, 2021, no shares have been issued and 5,375,000 vested shares are included in shares to be issued on the accompanying financial statements

F-12

Common stock issued in conversion of convertible notes payable

The Company issued 14,665,778 shares of common stock to holders of convertible notes valued at $396,458, which includes reclassification of put premiums associated with stock settled debt of $97,866.

Stock Options

During the three months ended March 31, 2021, the Company did not issue any options. The Company used the Black-Scholes-Merton option pricing model to estimate the fair value of the option granted. That value is accreted over the vesting period.

During the three months ended March 31, 2021 and 2020, the Company recognized $70,994 and $80,404, respectively, of compensation expense relating to vested stock options. As of March 31, 2021, the amount of unvested compensation related to stock options was approximately $230,000 which will be recorded as an expense in future periods as the options vest.

A summary of stock option activity during the three months ended March 31, 2021:

	Number of options	Weighted Average Exercise Price	Contractual Life in Years
Options Outstanding as of December 31, 2020	4,130,000	0.10	6.0
Granted	-	0.11	10.0
Exercised	-	-	-
Forfeited	(2,805,000)	-	-
Options Outstanding as of March 31, 2021	1,325000	0.11	6.5
Options Exercisable as of March 31, 2021	975,814	$0.10	5.5

At March 31, 2021, the options outstanding had no intrinsic value.

NOTE 10 – RELATED PARTY TRANSACTIONS

On January 14, 2021, the Company completed the acquisition of 51% of Medolife Rx, a company controlled by Arthur Mikaelian (see Note 8). Prior to the acquisition, Mr. Mikaelian was a consultant and shareholder in the Company. In connection with the acquisition of 51% of Medolife Rx, Mr. Mikaelian was appointed as a member of the Board of Directors of the Company, and also appointed to serve as the Company’s Chief Executive Officer, a role which Mr. Mikaelian assumed on January 14, 2021.

The Company has an agreement with Mr. Mikaelian in consideration of the Company’s exclusive use of patented technology developed by Mr. Mikaelian. Pursuant to the agreement, as amended, the Company shall pay a royalty of 25% of all the net income from the sale of licensed products, as defined with a minimum royalty of $35,000 per month payable in cash or common stock of the Company. During the three months ended March 31, 2021 and 2020, the Company recognized royalty expenses of $105,000 and $75,000, respectively.

During the three months ended March 31, 2021, the Company recorded revenue of $198,800, or 61% of total revenue for the period, from a company controlled by a family member of the Company’s CEO. At March 31, 2021, the net amount due from the related party was $149,100 and represents 100% of the Company’s accounts receivable at that date

NOTE 11 – COMMITMENTS AND CONTINGENCIES

COVID-19

During the period ended March 31, 2021, the COVID-19 pandemic has impacted our operating results and the Company anticipates a continued impact for the balance of the year. In addition, the pandemic may cause reduced demand for our products if, for example, the pandemic results in a recessionary economic environment which negatively effects the consumers who purchase our products. The Company monitors guidance from federal, state, and local public health authorities, and has implemented health and safety precautions and protocols in response to these guidelines. The extent of the impact of the COVID-19 pandemic has had and will continue to have on the Company’s business is highly uncertain and difficult to predict and quantify at this time.

Contingencies include obligations for lease agreements, including an abandoned lease space discussed at Note 5, along with the Company current lease for its headquarters office, also discussed in Note 5.

It is management’s opinion that there are no material contingent liabilities that are not disclosed in the financial statements and footnote disclosures as of March 31, 2021.

NOTE 12 – SUBSEQUENT EVENTS

Common Stock Issued

Between April 1, 2021 and May 21, 2021, the Company issued 24,275,000 shares of common stock under Form S-1 offering (made effective on February 12, 2021). The Company received cash proceeds of $971,000.

Between April 1, 2021 and May 21, 2021, the Company issued 6,610,507 shares of common stock (restricted) under privative placements at prices from $0.015 to $0.0256. The Company received cash proceeds of $161,408.

Between April 1, 2021 and May 21, 2021, the Company issued a total of 4,982,635 shares of its common stock to individuals as compensation for services, valued at the fair value of the shares of the Company’s stock on the dates issued, totaling $282,750.

Between April 1, 2021 and May 21, 2021, a total of 44,242,504 of common shares were issued to convertible note holders in exchange for principal of $589,415 and interest of $18,238 the notes held. The conversions partially liquidated the principal and accrued interest of various convertible notes issued during the year ended December 31, 2020, which were held by Trillium, Alpha, NY Farms and an individual investor from various convertible notes payable issued on April 27, 2020.

Between April 1, 2021 and May 21, 2021, the Company issued a total of 182,500 shares of its common stock to employees as compensation, valued at the fair value of the shares of the Company’s stock on the dates issued, totaling $13,888.

F-13

QUANTA, INC.

F-14

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of Quanta, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Quanta, Inc. and Subsidiary (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, during the year ended December 31, 2020, the Company incurred a net loss and utilized cash in operations, and at December 31, 2020, had a stockholders deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ Weinberg & Company, P.A.
Los Angeles, California
April 15, 2021

F-15

QUANTA, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$6,270	$433,143
Accounts receivable	685	28,260
Deferred charges, related party	134,704	-
Inventories, net of reserve	19,220	122,519
Prepaid expenses	-	7,500
Total current assets	160,879	591,422

Equipment, net	200,523	313,478
Operating lease right-of-use asset, net	362,227	332,980
Security deposits	16,883	33,652

Total assets	$740,512	$1,271,532

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$673,494	$73,598
Notes payable (net of deferred finance charge of $74,817 at December 31, 2020)	482,724	55,850
Deferred revenue, license agreement	34,818	32,742
Operating lease liabilities	100,901	85,662
Convertible note payable (net of discounts of $539,282 and $224,660, respectively)	1,074,814	57,340
Lease settlement obligations	235,759	-
Derivative liabilities	-	400,139
Total current liabilities	2,602,510	705,331

Long term liabilities
Deferred revenue, licenses agreement, long-term	-	35,470
Notes payable, long term (net of deferred finance charge of $32,556 at December 31, 2020)	451,368	-
Operating lease liabilities, long-term	294,880	251,791
Total liabilities	3,348,758	992,592

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 25,000,000 shares authorized;
Series A Preferred stock, 2,500,000 shares issued and outstanding at December 31, 2020 and none issued and outstanding at December 31, 2019	2,500	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 46,756,970 and 49,087,255 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	46,757	49,087
Shares to be issued (4,875,000 and 7,318,519 shares to be issued as of December 31, 2020 and December 31, 2019, respectively)	3,641,868	2,847,868
Additional paid-in capital	10,102,805	5,619,733
Accumulated deficit	(16,402,176)	(8,237,748)
Total stockholders’(deficit) equity	(2,608,246)	278,940

Total liabilities and stockholders’ (deficit) equity	$740,512	$1,271,532

See notes to consolidated financial statements

F-16

QUANTA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31, 2020	Year ended December 31, 2019

Sale of products, net	$1,124,721	$1,237,200
License revenue	33,394	31,788
Total revenue	1,158,115	1,268,988
Cost of goods sold	281,270	303,720
Gross profit	876,845	965,268

Operating expenses:
Compensation and benefits	1,281,750	1,302,391
Research and development (includes $420,000 and $343,300 to related party, respectively)	452,443	351,670
Impairment of operating lease right of use asset	255,093	-
Selling, general, and administrative	4,273,394	4,799,030
Total operating expenses	6,262,680	6,453,091
Loss from operations	(5,385,835)	(5,487,823)

Other income (expense):
Interest expense	(512,907)	(226,202)
Discount amortization	(755,538)	-
Extinguishment of derivative liabilities	-	145,565
Change in fair value of derivative liabilities	101,226	19,491
Private placement costs	(381,084)	(238,395)
Loss on extinguishment of debt	(1,230,290)	-
Other income and expense, net	(2,778,593)	(299,541)

Net loss	$(8,164,428)	$(5,787,364)

Net loss per share, basic and diluted	$(0.14)	$(0.14)
Weighted average common shares outstanding – basic and diluted	59,908,938	42,808,603

See notes to consolidated financial statements.

F-17

QUANTA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2020

AND 2019

	Series A Preferred Stock Par value $0.001		Common Stock Par value $0.001		Additional Paid In	Shares to be	Accumulated
	Shares	Amount	Shares	Amount	Capital	Issued	Deficit	Total
Balance, January 1, 2019	-	$-	39,200,090	$39,200	$2,360,598	$306,000	$(2,450,384)	$255,414

Issuance of shares previously subscribed	-	-	612,000	612	305,388	(306,000)	-	-
Shares issued for cash	-	-	6,330,750	6,331	2,084,044	-	-	2,090,375
Cash received for shares to be issued	-	-	-	-	-	530,000	-	530,000
Shares issued for cashless exercise of warrants	-	-	2,590,910	2,590	(2,590)	-	-	-
Fair value of shares for services	-	-	212,505	213	106,040	2,317,868	-	2,424,121
Fair value of vested options	-	-	-	-	711,404	-	-	711,404
Fair value of shares issued for loan fee	-	-	141,000	141	54,849	-	-	54,990

Net loss	-	-	-	-	-	-	(5,787,364)	(5,787,364)
Balance, December 31, 2019	-	-	49,087,255	49,087	5,619,733	2,847,868	(8,237,748)	278,940

Issuance of shares previously subscribed	-	-	5,000,000	5,000	530,000	(535,000)	-	-
Shares issued for cash	-	-	407,408	407	74,593	50,000	-	125,000
Fair value of shares issued to employees and officers	-	-	1,201,198	1,201	130,000	1,267,720	-	1,398,921
Fair value of vested options	-	-	-	-	290,132	-	-	290,132
Fair value of preferred shares issued to officers	2,500,000	2,500	-	-	462,500		-	465,000
Beneficial conversion feature of issued convertible notes	-	-	-	-	2,556,602	-	-	2,556,602
Fair value of shares issued for loan fees	-	-	1,127,522	1,128	93,000	11,280	-	105,408
Shares issued for conversion of convertible notes	-	-	6,885,019	6,885	329,294	-	-	336,179

Cancellation of shares	-	-	(16,951,432)	(16,951)	16,951	-	-	-

Net loss	-	-	-	-	-	-	(8,164,428)	(8,164,428)
Balance, December 31, 2020	2,500,000	$2,500	46,756,970	$46,757	$10,102,805	$3,641,868	$(16,402,176)	$(2,608,246)

See notes to consolidated financial statements

F-18

QUANTA, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2020	Year Ended December 31, 2019
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(8,164,428)	$(5,787,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	216,696	173,902
Fair value of shares issued to employees and officer	1,398,921	2,424,121
Fair value of vested options	290,132	711,404
Fair value of preferred shares issued to officer	465,000	-
Extinguishment of derivative liabilities	-	(145,565)
Change in fair value of derivatives	(101,226)	(19,491)
Private placement costs (includes $79,748 recorded as interest expense in 2020)	460,832	238,395
Amortization of convertible note discount	755,538	185,330
Amortization of deferred revenue	(33,394)	68,212
Loss on extinguishment of debt	1,230,290	-
Impairment of operating lease right of use asset	255,093	-
Amortization of operating lease right-of-use asset	126,193	87,132
Gain on settlement of accounts payable and accrued expenses	(16,000)	-
Accretion of premium	228,576	-
Changes in operating assets and liabilities:
Accounts receivable	27,575	(8,699)
Deferred charges-related party	(134,704)	-
Inventories	103,299	(122,519)
Prepaid expenses	7,500	(7,500)
Security deposits	16,769
Accounts payable and accrued liabilities	749,166	63,981
Operating lease liabilities	-	(82,659)
Net cash used in operating activities	(2,118,172)	(2,221,320)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of equipment	(103,741)	(114,500)
Payment of security deposit	-	(16,882)
Net cash used in investment activities	(103,741)	(131,382)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from shares issued for cash	125,000	2,090,375
Proceeds from shares to be issued	50,000	530,000
Proceeds from convertibles notes payable	1,098,840	326,800
Proceeds from notes payable	922,000	-
Principal payments of notes payable	(118,800)	(124,150)
Principal payment of convertible notes payable	(282,000)	(73,000)
Net cash provided by financing activities	1,795,040	2,750,025
Increase (decrease) in cash	(426,873)	397,323
Cash, beginning of year	433,143	35,820
Cash, end of year	$6,270	$433,143

Supplemental Disclosures of Cash Flow Information:
Cash paid for taxes	$-	$800
Cash paid for Interest	$17,000	$15,080

Non-cash investing and financing activities
Derivative liabilities allocated to convertible note discount	$-	$326,800
Original issue discount	$43,000	$28,200
Fair value of shares issued for loan fee	$76,000	$54,990
Shares issued for cashless exercise of warrant	$-	$2,590
Recognition of right-of-use asset and liability	$432,000	$410,000
Convertible notes issued for fees	$30,000	$-
Recognition of beneficial conversion feature	$2,556,602	$-
Shares issued for fee discount	$88,000	$-
Derivative allocated to discount	$183,000	$-
Issuance of shares to be issued	$535,000	$-
Fair value of shares to be issued for loan fee	$11,280	$-

See notes to consolidated financial statements

F-19

QUANTA, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Quanta, Inc. (the “Company”) is an applied science company focused on increasing energy levels in plant matter to increase performance within the human body. The Company’s operations are based in Burbank, California. On April 28, 2016, the Company was incorporated as Freight Solution, Inc. in the State of Nevada. Effective June 6, 2018, the Company (then known as Bioanomaly Inc.) was acquired by Freight Solution in a transaction accounted for as a reverse merger transaction. On July 11, 2018, the Company changed its name to Quanta, Inc.

On December 21, 2020, the Company entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife Rx”) pursuant to which, the Company agreed to acquire 51% of Medolife Rx in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock. On January 14, 2021, we completed the acquisition of 51% of Medolife, which has nominal assets, liabilities, and operations. (see Notes 12 and 13).

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2020, the Company incurred a net loss of $8,164,428 and used cash in operating activities of $2,118,172, and at December 31, 2020, the Company had a stockholders’ deficit of $2,608,246. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

At December 31, 2020, the Company had cash on hand in the amount of $6,270. Subsequent to December 31, 2020, the Company issued convertible notes payable and received net proceeds of $275,000 and received $1,263,000 for subscriptions to purchase 31,57,000 shares of common stock. Management estimates that the current funds on hand will be sufficient to continue operations through the next six months. The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stockholders, in the case of equity financing

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting standards generally accepted in the United States of America.

The consolidated financial statements include the accounts of Quanta Inc, and its wholly-owned subsidiary, Bioanomaly, Inc. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to, among others, allowance for doubtful accounts receivable, impairment analysis of long-term assets, valuation allowance on deferred income taxes, assumptions used in valuing stock instruments issued for services, assumptions made in valuing derivative liabilities, and the accrual of potential liabilities. Actual results may differ from these estimates.

Revenue recognition

The Company follows the guidance of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

F-20

Product Sales—Substantially all of the Company’s revenue is derived from product sales. Product revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. The Company’s performance obligations are satisfied at that time. The Company does not have any significant contracts with customers requiring performance beyond delivery, and contracts with customers contain no incentives or discounts that could cause revenue to be allocated or adjusted over time.

License revenue— Revenue from symbolic IP is recognized over the access period to the Company’s IP (see Note 2).

Cost of goods sold includes direct costs and fees related to the sale of our products.

Accounts Receivable

Accounts receivable are recorded net of an allowance for any uncollectible accounts if deemed necessary, and payments are generally due within thirty to forty-five days of invoicing. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2020 and December 31, 2019, the Company did not record any allowance for uncollectible accounts.

Inventories

Inventories are stated at the lower of cost or net realizable value with cost determined on a first-in, first-out (“FIFO”) basis. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and our ability to sell the product(s) concerned. Demand for our products can fluctuate significantly. Additionally, our management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. At December 31, 2020, a reserve for raw materials, product obsolescence and packaging for products that may no longer be viable of $9,125 has been established. No such reserves were established for fiscal year 2019.

Equipment

Equipment is stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the equipment, which is three years, using the straight-line method. Expenditures for major additions and improvements are capitalized and minor repairs and maintenance are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.

Management assesses the carrying value of equipment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If there is indication of impairment, management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. For the years ended December 31, 2020 and 2019, the Company determined there were no indicators of impairment of its property and equipment.

Impairment of Long-lived Assets

The Company reviews its equipment, right-of-use assets, and other long-lived assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. For the years ended December 31, 2020 and 2019, the Company had no impairment of long-lived assets.

Leases

The Company accounts for its leases in accordance with the guidance of ASC 842, Leases. The Company determines whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company uses its incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments The Company adopted ASC 842 on January 1, 2019. There was no cumulative-effect adjustment to accumulated deficit (see Note 5).

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average Black-Scholes-Merton model to value the derivative instruments at inception and on subsequent valuation dates through the December 31, 2020, reporting date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period,

F-21

Convertible Notes with Fixed Rate Conversion Options

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Stock-based compensation

The Company periodically issues stock options, warrants, shares of common stock, and restricted stock unit awards, as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation (Topic 718). Stock-based compensation cost for employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for the services.

The fair value of the Company’s stock options is estimated using the Black-Scholes-Merton Option Pricing model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the stock options or restricted stock, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes-Merton Option Pricing model and based on actual experience. The assumptions used in the Black-Scholes-Merton Option Pricing model could materially affect compensation expense recorded in future periods.

Advertising costs

Advertising costs are expensed as incurred. During the years ended December 31, 2020 and 2019, advertising costs totaled $78,895 and $103,401, respectively.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. During the years ended December 31, 2020 and 2019, research and development costs totaled $452,443 and $351,670, respectively and include salaries, benefits, and overhead costs of personnel conducting research and development of the Company’s products.

Net Loss per Share

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Shares used in the calculation of basic net loss per common share include vested but unissued shares underlying awards of restricted common stock. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding warrants and convertible notes are exercised and the proceeds are used to purchase common stock at the average market price during the period. Warrants and convertible notes may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options and warrants.

For the year ended December 31, 2020 and 2019, the dilutive impact of common stock equivalents, e.g. stock options, warrants and convertible notes payable have been excluded from calculation of weighted average shares because their impact on the loss per share is anti-dilutive.

As of December 31, 2020, 4,130,000 options were outstanding of which 2,956,477 were exercisable, no warrants were outstanding and exercisable, and convertible debt and accrued interest totaling $1,499,879 was convertible into 97,064,539 shares of common stock. It should be noted that contractually the limitations on the third-party notes (and the related warrant) limit the number of shares converted to either 4.99% or 9.99% of the then outstanding shares. As of December 31, 2020, and 2019 potentially dilutive securities consisted of the following:

F-22

	December 31, 2020	December 31, 2019
Stock options	4,130,000	3,290,000
Warrants	-	-
Convertible notes payable	97,064,539	889,469
Total	101,194,539	4,179,469

Fair Value of Financial Instruments

The Company follows the authoritative guidance issued by the Financial Accounting Standards Board (“FASB”) for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy was established, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3—Unobservable inputs based on the Company’s assumptions.

The Company is required to use of observable market data if such data is available without undue cost and effort.

The Company believes the carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued liabilities, and notes payable, approximate their fair values because of the short-term nature of these financial instruments.

As of December 31, 2019, the Company’s balance sheet includes Level 2 liabilities comprised of the fair value of embedded derivative liabilities of $400,139. As of December 31, 2020, the Company did not have any Level 2 liabilities comprised of the fair value of embedded derivative liabilities.

Concentrations of risks

For the years ended December 31, 2020 and 2019, no customer accounted for 10% or more of revenue. As of December 31, 2020, one customer accounted for 100% of accounts receivable. At December 31, 2019, two customers accounted for 19% and 12% of accounts receivable, and no other customer accounted for 10% or more of accounts receivable.

Additionally, for the same periods, no vendor accounted for 10% or more of the Company’s cost of goods sold, or accounts payable at period-end.

The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits that are insured by the Federal Deposit Insurance Corporation, or FDIC. At times, deposits held may exceed the amount of insurance provided by the FDIC. The Company has not experienced any losses in its cash and believes it is not exposed to any significant credit risk.

Segments

The Company operates in one segment for the development and distribution of our CBD products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying financial statements.

F-23

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The standard is effective for interim and annual reporting periods beginning after December 15, 2022. The Company is currently assessing the impact of adopting this standard on the Company’s financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

F-24

NOTE 2 – LICENSE AGREEMENT

Effective January 22, 2019, the Company entered into an agreement with a wholesaler for the exclusive rights to distribute the Company’s products in the state of Colorado for three years. In consideration, the Company received an up-front payment of $100,000. The Company determined that the exclusive distribution agreement was a distinct agreement for the license of symbolic IP and thus should be recognized on a straight-line basis over the three-year life of the agreement. For the years ended December 31, 2020 and 2019, the Company recognized revenue related to the agreement of $33,394, and $31,788, respectively.

NOTE 3 – INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out) or net realizable value, and net of reserves, consisted of the following:

	December 31, 2020	December 31, 2019

Raw materials and packaging	$16,076	$102,428
Finished goods	3,144	20,091

	$19,220	$122,519

The Company has recorded a reserve for slow moving and potentially obsolete inventory. The reserve at December 31, 2020 was $9,125. There was no reserve at December 31, 2019.

NOTE 4 - EQUIPMENT

Equipment, stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2020	December 31, 2019

Machinery-technology equipment	$704,772	$607,000
Machinery-technology equipment under construction	35,969	30,000
	740,741	637,000
Less accumulated depreciation	(540,218)	(323,522)

	$200,523	$313,478

Depreciation expense for the years ended December 31, 2020 and 2019 was $216,696 and $173,902, respectively. At December 31, 2020 and 2019, machinery-technology equipment included machinery acquired from Arthur G. Mikaelian, Ph.D (see Note 12) initially costing $592,500, with a net book value of $121,389 and $272,602, respectively.

NOTE 5 - OPERATING LEASE

At December 31, 2019, the Company had one operating lease for its headquarters office space in Burbank, California (the “First” lease). At December 31, 2019, the balance of the First lease’s operating lease right-of-use (“ROU”) asset and corresponding lease liability were $332,980 and $337,453, respectively.

In February 2020, the Company took possession of a second leased facility consisting of office, research, and production space also located in Burbank, California (the “Second” lease). The Second lease commenced on January 1, 2020, and has a term for 5 years, with annual fixed rental payments ranging from $90,000 to $101,296. The aggregate total fixed rent is approximately $477,822 and resulted in the recognition of an operating lease “ROU” asset and of a corresponding lease liability of $431,402 each. The Company also paid a security deposit of $16,883. At December 31, 2020, the Company did not have any other leases.

During the year ended December 31, 2020, the Company consolidated it operations into the Second lease space. In connection with the First lease that is no longer utilized, the Company recorded an impairment of the related net ROU of $255,093, and wrote off a deposit of $16,769 with the lessor. The total due to the lessor for the First lease is $235,759 and is recorded as lease settlement obligation at December 31, 2020.

At December 31, 2020, the balance of the Second lease’s ROU asset and corresponding lease liability were $362,227 and $395,781, respectively.

ROU assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

F-25

Year ended December 31, 2020
Lease Cost
Operating lease cost (included in selling, general, and administrative expense in the Company’s statement of operations)	$195,509

Other Information
Cash paid for amounts included in the measurement of lease liabilities for 2020	$92,000
Weighted average remaining lease term – operating leases (in years)	3.0
Average discount rate – operating leases	4%

The supplemental balance sheet information related to leases for the period is as follows:

At December 31, 2020
Operating leases
Long-term right-of-use assets	$362,227

Short-term operating lease liabilities	$100,901
Long-term operating lease liabilities	294,880
Total operating lease liabilities	$395,781

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases
2021	92,700
2022	95,481
2023	98,345
2024	118,266
Total lease payments	404,792
Less: Imputed interest	9,011
Present value of lease liabilities	395,781
Less current portion	(100,901)
Operating lease liabilities, long-term	$294,880

Lease expense were $195,509 and $107,588 during the year ended December 31, 2020 and December 31, 2019, respectively.

NOTE 6 – NOTES PAYABLE

	December 31, 2020	December 31, 2019

(a) Notes payable secured by equipment (net of deferred finance charge of $74,817)	$363,817	$-
(b) Note payable, secured by assets	33,350	55,850
(c) Note payable, Payroll Protection Loan	134,125	-
(d) Note payable, Economic Injury Disaster Loan	160,000	-
(e) Revenue sharing agreement	242,800	-
Total notes payable outstanding	934,092	55,850
Current portion	482,724	55,850

Long term portion	$451,368	$-

(a)	In April 2020 and May 2020, the Company entered into two financing agreements aggregating $505,646. The notes have a stated interest rate of 10.9%. The notes were issued at a discount including fees for underwriting, legal and administrative costs along with deferred financing costs. The deferred financing costs are being amortized over the terms of the notes. The notes are secured by the Company’s equipment, and require monthly payments of principal and interest of $21,000, and mature in April 2022 and May 2022. During the year ended December 31, 2020, the Company made payments of $67,366 and at December 31, 2020, the balance due on these notes was $438,634. Deferred financing charges against these loans, included in both short term and long term aggregated $74,817 at December 31, 2020.

(b)	Note payable, interest at 8.3% per annum, secured by all the assets of the Company. The note was due January 13, 2019 and on April 24, 2020, the note holder waived the default through December 31, 2020. During the year ended December 31, 2020, the company made principal payments of $22,500. The note is in default and the Company is in discussion with the note holder.

F-26

(c)	On May 7, 2020, the Company was granted a loan (the “PPP loan”) from Bank of America in the aggregate amount of $134,125, pursuant to the Paycheck Protection Program (the “PPP”) under the CARES Act. The PPP loan agreement is dated May 4, 2020, matures on May 4, 2022, bears interest at a rate of 1% per annum, with the first six months of interest deferred, is payable monthly commencing on November 2020, and is unsecured and guaranteed by the U.S. Small Business Administration (“SBA”). The loan term may be extended to April 20, 2025, if mutually agreed to by the Company and lender. We applied ASC 470, Debt, to account for the PPP loan. The PPP loan may be prepaid at any time prior to maturity with no prepayment penalties. Funds from the PPP loan may only be used for qualifying expenses as described in the CARES Act, including qualifying payroll costs, qualifying group health care benefits, qualifying rent and debt obligations, and qualifying utilities. The Company intends to use the entire loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses. The Company intends to apply for forgiveness of the PPP loan with respect to these qualifying expenses, however, we cannot assure that such forgiveness of any portion of the PPP loan will occur. As for the potential loan forgiveness, once the PPP loan is, in part or wholly, forgiven and a legal release is received, the liability would be reduced by the amount forgiven and a gain on extinguishment would be recorded. The terms of the PPP loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The Company was in compliance with the terms of the PPP loan as of December 31, 2020.

(d)	On September 5, 2020, the Company received a $160,000 loan (the “EID Loan”) from the SBA under the SBA’s Economic Injury Disaster Loan program. The EID Loan has a thirty-year term and bears interest at a rate of 3.75% per annum. Monthly principal and interest payments of $0.7 per month are deferred for twelve months, and commence in June 2021. The EID Loan may be prepaid at any time prior to maturity with no prepayment penalties. The proceeds from the EID Loan must be used for working capital. The Loan contains customary events of default and other provisions customary for a loan of this type. The Company was in compliance with the terms of the EID loan as of December 31, 2020.

(e)

Between July 7, 2020, and July 29, 2020, the Company issued notes payable to third-party investors totaling $250,000. Under the terms of the note, the Company is to pay 50% of the net revenues beginning on August 21, 2020, for a product to be designed and produced by the Company. The product has not been produced and therefore no payments have been made. The Company issued 280,000 shares of common stock as fees in conjunction with this financing. The Company recorded $28,000, of discount which was fully amortized to interest expense in 2020. The Company has received a notice of default and demand for payment from three note holders (owed approximately $146,000). The Company has retained counsel who is in discussion with the note holders. See Note 13.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	December 31, 2020	December 31, 2019
Unsecured
(a) Convertible notes with fixed discount percentage conversion prices	$180,200	$282,000
Put premiums on stock settled debt	117,866	-

(b) Convertible notes with fixed conversion prices	936,944	-
Default penalty principal added, charged to loss on debt extinguishment	369,086	-
Total convertible notes principal outstanding	1,614,096	282,000
Debt discount	(539,282)	(225,000)

Convertible notes, net of discount and premium	$1,074,814	$57,000
Current portion	1,074,814	57,000
Long-term portion	$-	$-

(a)

At December 31, 2019, there was a $282,000 convertible notes with adjustable conversion prices outstanding. During the year ended December 31, 2020, the Company issued one unsecured convertible promissory note for $153,000, bearing interest at 10% per annum, and maturing in February 2021. Also, during the year ended December 31, 2020, the Company issued two unsecured convertible notes payable for $30,000, bearing interest at 10% per annum, and maturing on December 31, 2020, that were issued as loan commitment fees for notes payable. On September 9, 2020 and September 20, 2020, the Company issued two unsecured convertible promissory notes for $150,200, bearing interest at 10% to 12%, per annum, and maturing in September 2021. At the option of the holder, the notes are convertible into shares of the Company’s common stock at a price per share discount of 39% to 50% of the average market price of the Company’s common stock, as defined. As a result, the Company determined that the conversion options of the convertible notes were not considered derivatives and qualify as stock settled debt under ASC 480 – “Distinguishing Liabilities from Equity”. Therefore, the Company calculated fixed premiums totaling $225,685 which were charged to interest expense at the dates of the note issuance. On April 29, 2020, the $282,000 convertible note payable was paid off. During the year ended December 31, 2020, the $153,000 note and related premium of $107,819 was fully converted into common stock. At December 31, 2020, the balance of these convertible notes was $180,200.

(b)	At December 31, 2019, the Company had no convertible notes outstanding with fixed conversion prices. During the eight months ended August 31, 2020, the Company issued seven convertible notes with fixed conversion prices aggregating $496,944. The notes are unsecured, bear interest at 10% per annum, and mature through March 31, 2021. The notes were initially convertible into shares of the Company’s common stock at a fixed conversion price of $0.05 per share. The Company recorded debt discounts and expenses of $531,000 to account for loan fees, beneficial conversion features ($323,000), and original issue discounts ($76,944). The debt discounts are amortized over the life of the notes or are amortized in full upon the conversion of the corresponding notes to common stock.

F-27

On September 2, 2020, the Company issued a convertible note (see paragraph a above) having a conversion price less than $0.05 which triggered a term common to all notes in paragraph b, which changed the conversion terms to be the lower of $0.05 or 61% of the lowest traded price during the 15 days prior to the conversion. This event is also considered a default for which a penalty is charged equal to 150% of the accrued interest, default interest and principal, totaling $314,441. At December 31, 2020 the new principal totaled $811,385.

On December 9, 2020, the Company executed amendments to these notes effective September 30, 2020, which extended the maturity dates and fixed the conversion price at $0.015. The Company determined that the change in the note terms resulted in old and new debt instruments that were substantially different, with the old debt being extinguished. Due to the change in conversion terms the notes also require the recognition of the beneficial conversion feature of the increased principal ($314,441 default principal) and lowering of the conversion price resulting in recognition of additional charges. Loss on debt extinguishment was charged $757,293 and debt discounts were charged $314,441 with a credit to additional paid in capital for the debt discounts. In addition $243,285 related to the unamortized discounts as originally recorded was also charged to loss on debt extinguishment for the unamortized balance of debt discounts. In addition, loss on debt extinguishment was charged $229,712 for other costs related of the extinguishment.

During the three months ended December 31, 2020, the Company issued nine convertible notes with fixed conversion prices aggregating $440,000. The notes are unsecured, bear interest at 10% per annum, and mature through June 30, 2021. The notes are convertible into common stock at $0.015 per share. The Company recorded debt discounts of $43,000. On December 2, 2020 default penalties of $54,645 were declared by the note holders. The principal balance of these notes totals $494,645 at December 31, 2020. Beneficial conversion features having a value of $451,646 were also recognized with a charge to debt discount offset with a credit to additional paid in capital. The debt discounts are amortized over the life of the notes or are amortized in full upon the conversion of the corresponding notes to common stock.

At December 31, 2019, the balance of unamortized discount on convertible notes was $225,000. During the year ended December 31, 2020, debt discount of $2,556,602 was recorded, debt discount amortization of $775,538 was recorded, discount of $381,084 was recorded as private placement costs, and $1,085,698 was removed upon debt extinguishment. At December 31, 2020, the balance of the unamortized discount was $539,282.

Note 8 – DERIVATIVE LIABILITIES AND FINANCIAL INSTRUMENTS

	At December 31, 2020			December 31, 2019
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative Liability	-	$-	-	-	$400,139	-

A roll-forward of the level 2 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2018	$-
Recognition of derivative liabilities upon initial valuation	565,195
Decrease in fair market value during the year ended December 31, 2019	(19,491)
Gain on debt extinguishment recognized upon liquidation of related convertible notes during the year ended December 31, 2019	(145,565)
Balance at December 31, 2019	400,139
Decrease in fair market value during the year ended December 31, 2020	(101,226)
Gain on debt extinguishment recognized upon liquidation of related convertible notes during the year ended December 31, 2020	(298,913)
Balance at December 31, 2020	$-

At December 31, 2018, there was no balance of derivative liabilities. During the year ended December 31, 2019, the Company recorded additions of $565,195 related to the conversion features of convertible notes issued during the period (see Note 7), and a decrease in fair value of derivatives of ($19,491). In addition, the Company recorded a decrease in derivative liability of ($145,565) related to derivative liabilities that were extinguished when the related convertible note payable was paid off (see Note 7). At December 31, 2019, the balance of the derivative liabilities was $400,139.

During the year ended December 31, 2020, a decrease in the fair value of derivatives of $101,226 was recorded, and the balance of the derivative liabilities of $298,913 was fully extinguished upon pay-off of the related convertible note, and resulted in a gain on debt extinguishment of $298,913. At December 31, 2020, the Company had no convertible notes outstanding that are considered to have embedded derivative liabilities that require bifurcation per the note agreements.

At December 31, 2019, the derivative liabilities were valued at the following dates using a probability weighted Black-Scholes-Merton model with the following assumptions:

December 31, 2019
Conversion feature:
Risk-free interest rate	1.77%
Expected volatility	222%
Expected life (in years)	1 year
Expected dividend yield	-
Fair Value:
Conversion feature	$400,139

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The risk-free interest rate was based on rates established by the Federal Reserve Bank. The expected volatility is based on the historical volatility of the Company’s stock. The expected life of the conversion feature of the notes was based on the remaining terms of the related notes. The expected dividend yield was based on the fact that the Company has not customarily paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

NOTE 9 – INCOME TAXES

The Company had no income tax expense for the years ended December 31, 2020 December 31, 2019. The following is a reconciliation of the statutory federal income tax rate to the Company’s effective tax rate:

	Year ended December 31, 2020	Year ended December 31, 2019

Federal tax at statutory rate	21.0%	21.0%
State tax, net of federal benefit	7.0	7.0
Change in valuation allowance	(28.0)	(28.0)

Effective income tax rate	0.0%	0.0%

Deferred tax assets and liabilities consist of the following:

	December 31, 2020	December 31, 2019
Deferred tax assets:
Stock-based compensation	$1,599,000	$1,039,000
Operating lease liability	111,000	94,000
Derivative expenses	173,000	67,000
Net operating loss carryforwards	2,522,000	1,132,000
Gross deferred tax assets	4,405,000	2,332,000
Less: valuation allowance	(4,405,000)	(2,103,000)
Total deferred tax assets	282,000	229,000
Deferred tax liabilities:
Depreciation	135,000	90,000
Derivative gain	46,000	46,000
Operating lease right-of-use asset	101,000	93,000
Total deferred tax liabilities	282,000	229,000
Net deferred tax asset (liability)	$-	$-

The provisions of ASC Topic 740, Accounting for Income Taxes, require an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. For the year ended December 31, 2020 and December 31, 2019, based on all available objective evidence, including the existence of cumulative losses, the Company determined that it was more likely than not that the net deferred tax assets were not fully realizable. Accordingly, the Company established a full valuation allowance against its net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance. During the year ended December 31, 2020 and December 31, 2019, the valuation allowance increased by $2.3 million and $1.5 million, respectively.

At December 31, 2020 and 2019, the Company had available Federal and state net operating loss carryforwards (“NOL”s) to reduce future taxable income. For Federal purposes the amounts available were approximately $10.1 million and $4.3 million, respectively. For state purposes approximately $8.8 million and $3.1 was available at December 31, 2020 and 2019, respectively. The Federal carryforwards expire on various dates through 2040 and the state carryforwards expire through 2037. Due to restrictions imposed by Internal Revenue Code Section 382 regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the Company’s NOL may be limited as a result of changes in stock ownership. NOLs incurred subsequent to the latest change in control are not subject to the limitation.

The Company’s operations are based in California and it is subject to Federal and California state income tax. Tax years after 2015 are open to examination by United States and state tax authorities.

The Company adopted the provisions of ASC 740, which requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. ASC 740 also provides guidance on the recognition, measurement, classification and interest and penalties related to uncertain tax positions. As of December 31, 2020, and December 31, 2019, no liability for unrecognized tax benefits was required to be recorded or disclosed.

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NOTE 10 – STOCKHOLDERS’ DEFICIT

The Company’s authorized capital consists of 525,000,000 shares, of which 500,000,000 shares are designated as shares of common stock, par value $0.001 per share, and 25,000,000 shares are designated as shares of preferred stock, par value $0.001 per share. 2,500,000 shares of preferred stock are currently outstanding at December 31, 2020, and designated as Series A. Shares of preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, relative, participating, options and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock are to be determined by the Board of Directors before the issuance of any shares of preferred stock in such series.

Series A Preferred Stock

On April 14, 2020, the Company filed a Certificate of Designation for the Company’s Series A Preferred Stock (“Series A”) with the Secretary of State of Nevada designating 2,500,000 shares of its authorized preferred stock as Series A Preferred Stock, par value of $0.001 per share. The Series A Preferred Stock is not entitled to receive any dividends or liquidation preference and are not convertible into shares of the Company’s common stock. The holders of the Series A Preferred Stock, in the aggregate, have voting power equal to 51% of the total votes of all of the outstanding common and preferred stock of the Company entitled to vote. Accordingly, each share of Series A Preferred Stock shall have voting rights equal to one and one-tenth (1.1) times a fraction, the numerator of which is the shares of outstanding common stock and undesignated preferred stock of the Company and the denominator of which is number of shares of outstanding Series A Preferred Stock. With respect to all matters upon which stockholders are entitled to vote or give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote with the holders of the common stock and any outstanding preferred stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Company’s Articles of Incorporation.

On April 14, 2020, The Company issued 2,500,000 shares of the Series A to the Company’s Chief Executive Officer in a private placement transaction. The fair value of the stock was determined to be $465,000 as determined by a third party valuation expert, and was recorded as stock compensation.

On November 16, 2020, the Company entered into a Control Block Transfer Agreement with Eric Rice and Phillip Sands, pursuant to which, Mr. Rice agreed to transfer the 2,500,000 shares of the Series A to Mr. Sands, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Rice agreed to transfer the Control Block to Phillip Sands in order to consummate the Company’s transition into a holding company, without requiring the Company to further dilute its stock through the issuance of new shares.

Series B Preferred Stock

On December 21, 2020, the Company entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife Rx”) pursuant to which, the Company agreed to acquire 51% of Medolife Rx in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock, which, were issued to Dr. Arthur Mikaelian upon closing on January 14, 2021. Dr. Mikaelian’s 9,000 shares of Series B Convertible Preferred Stock are convertible into fifty-four percent (54%) of the issued and outstanding shares of the Company’s common stock on a fully converted basis.

Common Stock

On November 20, 2020, the Board of Directors approved an increase in the Company’s authorized shares of Common Stock from 100,000,000 to 500,000,000 shares by Unanimous Written Consent. The Secretary of State of Nevada approved the share increase.

The Company has 500,000,000 shares of par value $0.001 common stock authorized and 46,756,970 shares outstanding as of December 31, 2020. At December 31, 2019 there were 100,000,000 shares of par value $0.001 common stock authorized and 49,087,255 shares outstanding.

Common stock share cancellation by former executive

On November 16, 2020, the Company entered into a Share Cancellation Agreement with Eric Rice, holder of 18,030,032 shares of QNTA Common Stock, pursuant to which Mr. Rice agreed to cancel 17,030,032 shares (16,951,432 shares were cancelled December 29, 2020), and to retain ownership of 1,000,000 shares of Common Stock.

Common stock issued for cash

During the year ended December 31, 2020, the Company agreed to issue 407,408 shares of common stock in a private placement of shares at a price of $0.26 per share for total proceeds of $125,000.

During the years ended December 31, 2019, the Company completed a private placement of shares at prices ranging from $.10 to $0.50 per share. A total of $2,926,375 was received, including $2,090,375 in 2019 for shares issued in 2019, $530,000 in 2019 for shares subscribed, and $306,000 received in 2018 for shares issued in 2019.

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The Company agreed to issue a total 12,011,269 shares in the private placements, of which 6,942,750 shares were issued through December 31, 2019, and 68,519 shares are included in shares to be issued on the accompanying financial statements.

Common stock issued as compensation

During the year ended December 31, 2020, the Company issued 451,198 shares of common stock to employees and officers of the Company. The fair value of the shares was determined to be $71,001 based on the closing price of the Company’s common stock on the date shares were granted, and recorded as stock compensation in selling, general and administrative expense during the year ended December 31, 2020.

During the year ended December 31, 2020, the Company recorded $1,267,720 to stock-based compensation as accretion of the expense related to grants of restricted stock (see below).

During the year ended December 31, 2020, the Company issued 750,000 common shares of stock to service vendors for a total fair value of $60,200.

Restricted common stock

On May 20, 2019, the Company agreed to issue 8,000,000 shares of the Company’s common stock with vesting terms to Arthur G. Mikaelian, Ph.D , a consultant for services (see Note 12). 1,000,000 shares vested immediately, and the balance of 7,000,000 shares vest 625,000 shares per quarter over 2.8 years. In the event the consultants service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination are forfeited to the Company in accordance with such restricted grant agreement.

The total fair value of the 8,000,000 shares was determined to be $4,000,000 based on the price per shares of a contemporaneous private placement of the Company’s common stock on the date granted. The Company accounts for the share awards using a graded vesting attribution method over the requisite service period, as if each tranche were a separate award. During the year ended December 31, 2020 and 2019, total share-based expense recognized related to vested restricted shares totaled $1,267,720 and $2,317,868, respectively. At December 31, 2020, there was $431,411 of unvested compensation related to these awards that will be amortized over a remaining vesting period of 1.4 years.

The following table summarizes restricted common stock activity for the years ended December 31, 2020 and 2019:

	Number of shares	Fair value of shares
Non-vested shares, December 31, 2018	-	$-
Granted	8,000,000	4,000,000
Vested	(2,250,000)	(2,301,000)
Forfeited	-	-
Non-vested shares, December 31, 2019	5,750,000	1,699,000
Granted	-	-
Vested	(2,500,000)	(1,268,000)
Forfeited	-	-
Non-vested shares, December 31, 2020	3,250,000	$431,000

As of December 31, 2020, no shares have been issued and 4,750,000 vested shares are included in shares to be issued on the accompanying financial statements

Common stock issued for financing

The Company issued 1,127,522 common shares of stock to secure financing for total fair value of $105,408.

Common stock issued in conversion of convertible notes payable

The Company issued 6,885,019 common shares of stock to holders of convertible notes for shares valued at $336,179.

Stock Options

During the year ended December 31, 2019, the Company issued options exercisable into 3,290,000 shares of common stock. The options initially had an exercise price of $0.23 per share, and this was amended in May 2020 to $0.10 per share. The Company used the Black-Scholes-Merton option pricing model to estimate the fair value of the modified option grants immediately before and immediately after the modification and determined the change in fair value related to the modification was de minimis.

F-31

During the year ended December 31, 2020, the Company issued options exercisable into 900,000 shares of common stock. 600,000 of the options vested immediately, and 300,000 of the options vest over 24 months. The options have an exercise price of $0.10 to $0.14 per share, and expire in ten years. Total fair value of these options at grant date was approximately $85,000 which was determined using the Black-Scholes-Merton option pricing model with the following average assumption: stock price $0.14 per share, expected term ranging from five years, volatility 236%, dividend rate of 0% and risk-free interest rate of 0.17%.

During the years ended December 31, 2020 and 2019, the Company recognized $290,132 and $711,404, respectively, of compensation expense relating to vested stock options. As of December 31, 2020, the amount of unvested compensation related to stock options was approximately $300,000 which will be recorded as an expense in future periods as the options vest.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of measurement corresponding with the expected term of the share option award; the expected term represents the weighted-average period of time that share option awards granted are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s common stock; and the expected dividend yield is based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future.

A summary of stock option activity during the years ended December 31, 2020 and 2019:

	Number of options	Weighted Average Exercise Price	Contractual Life in Years
Options Outstanding as of December 31, 2018	-	$-	-
Granted	3,230,000	0.10	6.0
Exercised	-	-	-
Expired	-	-	-
Options Outstanding as of December 31, 2019	3,230,000	0.10	6.0
Granted	900,000	0.11	10.0
Exercised	-	-	-
Expired	-	-	-
Options Outstanding as of December 31, 2020	4,130,000	0.11	6.5
Options Exercisable as of December 31, 2020	2,956,477	$0.10	5.5

At December 31, 2020, the options outstanding had no intrinsic value.

Stock Warrants

In 2018, the Company issued warrants exercisable into 3,000,000 shares of common stock. The warrants were fully vested when issued, have an exercise price of $0.30 per share, and expire in 2022. Total fair value of these warrants at grant date was approximately $377,000. During the year ended December 31, 2019, there was a cashless exercise of all of the 3,000,000 warrants.

A summary of warrant activity during the year ended December 31, 2020 and 2019 is as follows:

	Number of warrants	Weighted Average Exercise Price	Contractual Life in Years

Warrants Outstanding and Exercisable as of December 31, 2018	3,000,000	$0.30	4.00
Granted	-	-	-
Exercised	(3,000,000)	0.30	-
Expired	-	-	-
Warrants Outstanding and Exercisable as of December 31, 2019	-	-	-
Granted	-	-	-
Exercised	-	-	-
Expired	-	-	-
Warrants Outstanding and Exercisable as of December 31, 2020	-	$-	-

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NOTE 11 – COMMITMENTS AND CONTINGENCIES

COVID-19

The global outbreak of COVID-19 has negatively affected the U.S. and global economies and has negatively impacted businesses, workforces, customers, and created significant volatility of financial markets. It has also disrupted the normal operations of many businesses, including ours. The extent of the impact of the pandemic on our business and financial results will depend largely on future developments, including the duration and severity of the outbreak, the length of restrictions and business closures, and the impact on capital and financial markets, all of which are highly uncertain and cannot be predicted. This outbreak could decrease spending, adversely affect demand for our products and harm our business and results of operations. In the quarters ended June 30, 2020, September 30, 2020, and December 31, 2020, we believe the COVID-19 pandemic did impact our operating results as shipments to customers in the second, third and fourth quarters were down 13%, 10% and 55% respectively from the first quarter of the year. However, we have not observed any material impairments of our assets or a significant change in the fair value of our assets due to the COVID-19 pandemic. While it is not possible at this time to estimate the full impact that COVID-19 will have on our business, restrictions resulting from COVID-19 on general economic conditions could, among other things, impair our ability to raise capital when needed. This situation is changing rapidly, and additional impacts may arise that we are not aware of currently.

Contingencies include lease agreements including the abandoned lease discussed at footnote 3 along with the lease for the headquarters office. In addition, the license agreement as outlined at footnote 2 poses contingent liabilities.

It is management’s opinion that there are not material contingent liabilities that are not disclosed in the financial statements and footnote disclosures as of December 31, 2020.

NOTE 12 – RELATED PARTY TRANSACTIONS

On December 21, 2020, the Company entered into a Securities Exchange Agreement with Medolife Rx, Inc., a Wyoming corporation, (“Medolife Rx”) pursuant to which, the Company agreed to acquire 51% of Medolife Rx from entities controlled by Arthur G. Mikaelian, Ph.D. in exchange for 9,000 shares of newly created Series B Convertible Preferred Stock. Prior to this transaction, Dr. Mikaelian was a consultant and shareholder in the Company (See Notes 4 and 10). On January 14, 2021, the Company completed the acquisition of 51% of Medolife. At December 31, 2020 and through January 14, 2021, Medolife Rx had nominal assets, liabilities, and operations. During December 2021, the Company advanced $235,000 to Medolife Rx in anticipation of the closing of the acquisition transaction. The funds were used to pay certain expenses on behalf of the Company. At December 31, 2020, the balance of the advance was $134,704 and presented as deferred charges-related party. In connection with the acquisition of 51% of Medolife Rx, Dr. Mikaelian was appointed as a member of the Board of Directors of the Company, and also appointed to serve as the Company’s Chief Executive Officer, a role which Dr. Mikaelian assumed on January 14, 2021.

The Company has an agreement with Dr. Mikaelian in consideration of the Company’s exclusive use of patented technology developed by Dr. Mikaelian. Pursuant to the agreement, as amended, the Company shall pay a royalty of 25% of all the net income from the sale of licensed products, as defined with a minimum royalty of $35,000 per month payable in cash or common stock of the Company. In addition, the Company agreed to issue 8,000,000 shares of the Company’s common stock with vesting terms to the individual (see Note 10). During the year ended December 31, 2020 and 2019, the Company recognized royalty expenses of $420,000 and $343,300, respectively.

On November 15, 2020, the Company entered into an interim compensation agreement with Mr. Phillip Sands providing for monthly compensation of $8,000 commencing December 1, 2020 until March 1, 2021.

On November 16, 2020, the Company entered into a Control Block Transfer Agreement with Eric Rice and Phillip Sands, pursuant to which, Mr. Rice agreed to transfer 2,500,000 shares of the Company’s Series A Super Voting Preferred Stock to Mr. Sands, representing a transfer of majority voting control over the Company because the holder of such 2,500,000 shares of our Series A Super Voting Preferred Stock automatically carries a vote equal to 51% on all matters submitted to a vote of the holders of our Common Stock and Preferred Stock. Mr. Rice agreed to transfer the Control Block to Phillip Sands in order to consummate the Company’s transition into a holding company (transition phase), without requiring the Company to further dilute its stock through the issuance of new shares.

NOTE 13 – SUBSEQUENT EVENTS

Approval and Issuance of New Classes of Preferred Stock

The Nevada Secretary of State approved the designations of the Series B and C convertible preferred stock on January 13, 2021

The Board of Directors of the Company previously approved the creation of 9,000 shares of Series B Convertible Preferred Stock and 1,000 shares of Series C Convertible Preferred Stock to be issued to certain Designees of Medolife Rx, Inc., a Wyoming corporation (“Medolife Rx”) pursuant to the conditions precedent to closing of the December 21, 2020 Securities Exchange Agreement, under which the Company acquired 51% of Medolife Rx.

Series B Convertible Preferred Stock

On January 14, 2021, the Board of Directors of the Company approved the issuance of all 9,000 of the 9,000 authorized shares of Series B Convertible Preferred Stock to Dr Arthur Mikaelian, in exchange for 51% of Medolife Rx (see Note 12). The stock will be valued on the basis of the greater of the assets acquired or the fair value of the Series B convertible preferred shares given in the exchange.

Management has determined that the net asset value of Medolife Rx is not material as of the date of the acquisition of its 51% interest and therefore no valuation is performed. As the acquisition will not have a material impact on the Company’s consolidated financial statements, proforma disclosures have not been presented.

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Series B Preferred Stock – Designation Summary

The terms of the Certificate of Designation of the Series B Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that the shares of Series B Convertible Preferred Stock are convertible into fifty-four percent (54%) of the issued and outstanding shares of the Company’s common stock on a fully converted basis. Each share of Series B Preferred Stock shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series B Preferred Stock; provided that, for a period of 24 months from the Issuance Date, if the Company issues shares of common stock, including common stock as the result of the purchase, exercise or conversion of outstanding derivative or convertible securities (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than 112,500,000 shares (inclusive of conversions of Series B Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series B Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be 112,500,000. Each holder of the Series B Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as-converted basis, either by written consent or by proxy.

Series C Convertible Preferred Stock

On January 14, 2021, the Board of Directors of the Company approved the issuance of all 1,000 authorized shares of Series C Convertible Preferred Stock to the following Medolife Rx Designees:

Trillium Partners LP	500 Shares of Series C Preferred Stock

Sagittarii Holdings, Inc.	500 Shares of Series C Preferred Stock

The stock will be valued on the basis of the greater of the value of the services received or the fair value of the Series C convertible preferred shares issued.

Series C Preferred Stock – Designation Summary

The terms of the Certificate of Designation of the Series C Convertible Preferred Stock, which was filed with the State of Nevada on January 12, 2021, state that such Series C Convertible shares have a par value of $0.00001 per share and a stated value of $100 per share (the “Stated Value”) and each Series C Preferred Share shall be convertible into 6,750 shares of Common Stock (“Conversion Ratio”), at the option of a Holder, at any time and from time to time, from and after the issuance of the Series C Preferred Stock; provided that, for a period of 24 months from the Issuance Date, if the Company issues shares of common stock, including common stock as the result of the purchase, exercise or conversion of outstanding derivative or convertible securities (or securities, including any derivative securities, containing the right to purchase, exercise or convert into shares of common stock) (the “Dilution Shares”) such that the outstanding number of shares of common stock on a fully diluted basis shall be greater than 112,500,000 shares (inclusive of conversions of Series C Preferred Stock at the Conversion Ratio immediately above), then the Conversion Ratio for the Series C Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted to equal the Conversion Ratio multiplied by a fraction, the numerator of which shall be the number of shares outstanding on a fully diluted basis after the issuance of the Dilution Shares, and the denominator shall be 112,500,000. Subject to the beneficial ownership limitations of 9.99%, set forth in Section 5 (b) of the attached Series C Convertible Preferred Stock Certificate of Designation, each holder of the Series C Preferred Stock shall have the right to vote on any matter that may from time to time be submitted to the Company’s shareholders for a vote, on an as converted basis, either by written consent or by proxy.

Notice of Default and Demand for Payment

On February 5, 2021, the Company received a notification of default and demand for payment from an attorney represent three note holders. The note holder entered into Product Revenue Loan Agreements totaling $153,300 including accrued interest and attorney fees. The Company has engaged legal counsel to address the issue with the goal of a settlement rather than litigation.

Common Stock Issued

Between February 12, 2021 and the issuance date of this report on Form 10-K, the Company issued 31,575,000 shares of common stock under the Form S-1 offering (made effective on February 12, 2021). The Company received cash of $1,263,000.

In January and February 2021, the Company issued a total of 6,500,000 shares of its common stock to individuals as compensation for services, valued at the fair value of the shares of the Company’s stock on the dates issued.

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Since December 31, 2020, a total of 20,082,369 of common shares were issued to convertible note holders in exchange for principal and interest of notes held. The conversions fully liquidated the principal and accrued interest in the Geneva Roth Remark and JSJ and partially converted the Trillium April 27, 2020 convertible notes payable.

Convertible Notes Issued

On January 31, 2021, the Company issued three convertible notes payable having a total principal of $303,000 including Original Issue Discount and received $175,000 in cash. The notes mature on August 31, 2021, bear interest of 10% and are convertible into common stock at a price of $0.015 per share. Any beneficial conversion feature will be charged to debt discount offsetting credits to additional paid in capital to the extent of the total cash received and any excess will be charged to private placement fees recorded as other income and expense. All debt discounts will be amortized to interest expense over the term of the notes.

On February 11, 2021, the Company issued a convertible note payable having principal of $25,000 for services from an attorney in conjunction with the Form S1. The note matures on February 11, 2022, bears interest of 12% and is convertible into common stock at a discount to the lowest traded price over the thirty days prior to conversion. The note terms satisfy the criteria for Stock Settled Debt treatment under ASC 480 a premium will be calculated and charged to interest expense on date of the note issuance. The principal amount will be charged to professional fee expense.

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